As filed with the Securities and Exchange Commission on February 22, 2008

Registration No. 333-148396

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONSUMER PARTNERS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1303781
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11150 Santa Monica Blvd., Suite 700
Los Angeles California 90025
(310) 445-6511

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ted Tawinganone, Chief Financial Officer
11150 Santa Monica Blvd., Suite 700
Los Angeles California 90025
(310) 445-6511

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 Fax: (212) 983-3115	Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2008

$125,000,000

CONSUMER PARTNERS ACQUISITION CORP.

6,250,000 Units

Consumer Partners Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses in the consumer products and retail industry. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $20.00 and consists of:

•	two shares of our common stock; and
•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of our completion of a business combination or , 2009 [one year from the date of this prospectus], and will expire on , 2012 [four years from the date of this prospectus], or earlier upon redemption.

PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray & Co., and certain funds managed by Aria Partners GP, LLC have agreed to purchase, in a private placement that will occur immediately prior to this offering, an aggregate of 5,000,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) subject to certain limited exceptions set forth in the section of this prospectus entitled “Pre-Offering Private Placement,” none of the founder warrants will be transferable or salable until the consummation of a business combination. The private placement will result in an aggregate of $5,000,000 in net proceeds to us. In the event that we are unable to complete our initial business combination, the $5,000,000 of proceeds from the sale of the founder warrants will become part of the liquidating distribution to our public stockholders, and the founder warrants will expire worthless.

We have granted Broadband Capital Management, LLC*, the representative of the underwriters, a 45-day option to purchase up to 937,500 additional units solely to cover over-allotments, if any (over and above the 6,250,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol [    ] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols [    ] and [    ], respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$20.00	$125,000,000
Underwriting discounts and commissions(1)	$0.20	$1,250,000
Total	$19.80	$123,750,000

(1)	No discount or commissions are payable with respect to the founder warrants purchased in the private placement.

Of the proceeds we receive from this offering and the private placement as described in this prospectus, approximately $20.00 per unit, or $125,000,000 in the aggregate ($143,562,500 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

We are offering the units for sale on a firm-commitment basis. Broadband Capital Management, LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about , 2008.

*	Consumer Partners Acquisition Corp. is an affiliate of Broadband Capital Management, LLC, the underwriter of this offering and a member of the Financial Industry Regulatory Authority (“FINRA”). As a result, Broadband may be deemed to have a “conflict of interest” under Rule 2710(h)(1) of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with Rule 2720(c)(3) of FINRA’s Conduct Rules, which requires that the initial public offering price can be no higher than that recommended by a “qualified independent underwriter,” as defined by FINRA. We have agreed to pay the qualified independent underwriter a fee of $200,000 in consideration for its services and expenses. The qualified independent underwriter will receive no other compensation.

Broadband Capital Management, LLC

The date of this prospectus is , 2008

CONSUMER PARTNERS ACQUISITION CORP.

i

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Consumer Partners Acquisition Corp.;
•	the term “business combination” refers to an acquisition through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination of one or more operating businesses;
•	the term “existing stockholders” refers to the persons and entities that held shares of our common stock immediately prior to the date of this offering;
•	the term “public stockholders” refers to the holders of shares of our common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders, to the extent that they purchase or acquire securities in this offering or in the aftermarket;
•	the term “private placement” refers to the purchase by PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC, in a private placement that will occur immediately prior to this offering, of an aggregate of 5,000,000 warrants, at a purchase price of $1.00 per warrant, to purchase an aggregate of 5,000,000 shares of our common stock;
•	the term “founder warrants” refers to the 5,000,000 warrants, at a price of $1.00 per warrant, to purchase an aggregate of 5,000,000 shares of our common stock being purchased by PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC, in the private placement.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the under-writers will not exercise their over-allotment option.

Our Business

We are a blank check company organized under the laws of the State of Delaware on October 22, 2007. We were formed with the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses in the consumer products and retail industry. Potential target businesses in the consumer products and retail industry could include, without limitation, apparel, footwear and softline retail, luxury goods, food processing and distribution, restaurants, household goods, health and beauty products and specialty and hardline retail. To date, our efforts have been limited to organizational activities.

We will have access to the resources of Piper Jaffray & Co. (“Piper Jaffray”) and Aria Partners GP, LLC (“Aria”) that will help us in identifying a business combination. Piper Jaffray is a leading middle market investment banking firm that specializes in providing advice and finding capital solutions for mid-sized growth companies. Piper Jaffray is an industry focused firm, specializing on fast growing segments within the health care, consumer, technology, financial institutions, clean technology, business services and industrial growth industries. Piper Jaffray currently operates (itself or through one or more affiliates) from nine major cities in key business and financial centers in the United States, Asia and Europe.

Piper Jaffray’s Consumer Group in its Investment Banking Department provides advisory and capital raising advice and execution to growth companies in the consumer subsectors of apparel and lifestyle retail, food and beverage, specialty retail, restaurants and consumer products. Piper Jaffray’s Consumer Group advised on 49 merger, acquisition and other advisory transactions and participated in 62 equity and debt financing transactions involving gross consideration in excess of $20.7 billion in the four years ended December 31, 2007. We believe its relationships and experience will be an important resource to us as we seek and consummate the initial business combination.

Aria is a concentrated hedge fund that invests primarily in the retail and consumer sector and has delivered average annual net returns in excess of 24% since the inception of its Aria Select Consumer Fund in July 2003. Aria has over 40 years of combined investment experience between its founder Dana D. Messina and its portfolio manager Edward J. Latessa. Aria’s managers believe they have an advantage over competitors because of the specialization and in-depth knowledge of the industry and competitive landscape. Aria’s performance ranked in the top ten of the Barclay Managed Fund Report of sector specific funds for the three years ended in 2006; Aria was the only consumer sector fund in the list.

We also expect to capitalize on the significant experience of Mr. Messina. Over the course of his 20-year career, Mr. Messina has been involved in numerous significant securities transactions and business combinations. Mr. Messina has been Chief Executive Officer of Steinway Musical Instruments since 1993. He was the principal investor in Selmer Music, the predecessor to Steinway, in 1993. Mr. Messina is the founder and Chief Executive Officer of Aria Partners. Past performance is not indicative of future results.

Although certain of our management's expertise is primarily in the consumer products and retail industry, if we are presented with an opportunity in another industry that we believe is attractive, we may pursue that opportunity. We have not established any specific time or monetary amounts that would cause us to shift our focus from our focus on consumer products and retail businesses. Rather, we will consider all potentially attractive business opportunities that we locate or are presented to us. We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination. None of our officers or directors has had any communications or discussions with potential contacts or relationships regarding a potential business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Furthermore, we have not conducted any research with respect to identifying any potential acquisition candidates. Our management team is aware of the restrictions that apply to the identification of, and negotiations and agreements with, prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable. To date, our efforts have been limited to organizational activities.

Given the experience of our management, we expect that our principal target business will be a consumer product and/or retail business. Within this context, we expect to seek companies displaying one or more of the following characteristics:

•	Strong Competitive Industry Position with Potential for Growth. We will seek to acquire businesses that we believe have potential for growth within their sector. The factors we intend to consider include, without limitation, growth prospects, competitive dynamics, level of consolidation, need for additional capital investment and barriers to entry. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, focusing on factors such as product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We believe these positive attributes may help protect their market position and profitability.
•	Companies with a Proven Business Model and the Potential to Deliver a High Return on Assets. We will seek to acquire companies which have demonstrated, through historical performance and customer loyalty, a proven business model and which we believe show potential to deliver a high return on assets.
•	Companies with Strong Brand Recognition. We will seek to acquire companies with strong brand recognition or companies with a culture that attracts strong customer loyalty or following.

•	Companies with Strong Management Teams. We will seek to acquire companies which have experienced and capable management teams, and which can be supplemented by our analytical and financial skills. We do not intend to target “turnaround” situations.

We will have until , 2010 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is unable to independently determine that the target business or businesses have a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may collectively have a fair market value substantially in excess of 80% of our net assets at the time of our business combination. In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities and/or obtain financing from other sources. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so prior to taking into consideration a specific business combination.

Our offices are located at 11150 Santa Monica Boulevard, Suite 700, Los Angeles, California 90025 and our telephone number is (310) 445-6511.

Pre-Offering Private Placement

PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC have agreed to purchase in a private placement that will occur immediately prior to this offering, an aggregate of 5,000,000 warrants, or founder warrants, at a purchase price of $1.00 per warrant. The funds managed by Aria Partners GP, LLC that will purchase such founder warrants are Aria Select Consumer Fund LP, Aria Partners LP, Aria Partners II LP, Aria Partners (Cayman) Ltd. and Kata Ltd. In the absence of an active trading market for our securities, the $1.00 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable until after the consummation of a business combination, except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination. The purchase price of these founder warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $5,000,000 in proceeds to us. In the event that we are unable to complete our initial business combination, the $5,000,000 of proceeds from the sale of the founder warrants will become part of the liquidating distribution to our public stockholders, and the founder warrants will expire worthless.

The founders’ warrants will not be transferable (except in limited circumstances discussed above) or salable by the founders until we complete a business combination, and will be non-redeemable so long as the founder or the transferee holds such warrants. The founders’ warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. We have elected to make the founders’ warrants non-redeemable in order to provide the founders a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

THE OFFERING

Securities offered:
6,250,000 units, at $20.00 per unit, each unit consisting of:
• two shares of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately ten trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. In no event will Broadband Capital Management, LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing.
The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Common stock:
Number outstanding before this offering
4,293,831 shares(1)
Number to be outstanding after this offering
16,233,766 shares(2)

(1)	Includes 560,065 shares of common stock that are subject to forfeiture by our existing stockholders to the extent the underwriters’ over-allotment option is not exercised, so that, upon such forfeiture, our existing stockholders will own 23% of the issued and outstanding shares of the common stock.

(2)	Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 560,065 shares of common stock have been forfeited by our existing stockholders.

Warrants:
Number outstanding before this offering and the private placement
0 warrants
Number to be outstanding after this offering and the private placement
11,250,000 warrants(2)(3)
Exercisability
Each warrant is exercisable for one share of common stock
Exercise price
$7.00
Exercise period:
The warrants will become exercisable on the later of:
• the completion of an initial business combination with a target business; or
• [], 2009 [one year from the date of this prospectus].
However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.
All warrants will expire at 5:00 p.m., New York City time, on [], 2012 [four years from the date of this prospectus], or earlier upon redemption.
Redemption:
Once the warrants become exercisable (which will occur only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current), we may redeem the outstanding warrants other than the founder warrants, without the consent of the underwriters:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the common stock equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless we have an effective registration statement covering the shares of

(2)	Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 560,065 shares of common stock have been forfeited by our existing stockholders.
(3)	Includes an aggregate of 5,000,000 founder warrants to be sold in the private placement.

common stock issuable upon exercise of the warrants and a current prospectus is available throughout the 30-day notice of redemption period.
We have established the last condition to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the $15.00 trigger price for redemption or the warrant exercise price after the redemption call is made.
The founder warrants are non-redeemable so long as such founder warrants are held by the original purchasers or their affiliates.
Private placement of founder warrants to existing stockholders or their designees:
PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 5,000,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $7.00. The funds managed by Aria Partners GP, LLC that will purchase such founder warrants are Aria Select Consumer Fund LP, Aria Partners LP, Aria Partners II LP, Aria Partners (Cayman) Ltd. and Kata Ltd. In the absence of an active trading market for our securities, the $1.00 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable until after the consummation of a business combination except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination.
The founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The “value” will be determined using the average reported last sale price of the common stock for the ten trading days ending on the third business day prior to the notice of exercise by the warrant holders.
In addition, commencing on the date immediately following consummation of a business combination, the founder warrants, and the shares of common stock underlying the founder warrants, are entitled to registration rights pursuant to the founder warrant purchase agreement to be entered into on or before the date of this prospectus in connection with the private placement.
With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.
Limited payments to insiders:
There will be no fees or other cash payments paid to our existing stockholders or our officers and directors prior to or in connection with a business combination other than:
• repayment of a $285,000 non-interest bearing loan made by our affiliates to cover formation and offering expenses to be repaid upon closing of the offering;

•

payment of up to $7,500 per month to Aria Partners GP, LLC, an affiliate of Dana D. Messina, our chief executive officer and a member of our board of directors, Edward Latessa, our president, and Ted Tawinganone, our chief financial officer, for office space and administrative services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

There is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee of the board will review and approve all reimbursements of out-of-pocket expenses to our officers, directors and existing stockholders. Reimbursement of expenses to audit committee members will be reviewed by the board with any interested director abstaining from such review and approval. To the extent that out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses will not be reimbursed by us unless we consummate a business combination.
Proposed American Stock Exchange symbols for our:
Units
[]
Common stock
[]
Warrants
[]
Offering and private placement proceeds to be held in the trust account:
$125,000,000 of the proceeds of this offering and the private placement (or $143,562,500, if the over-allotment option is exercised in full), or approximately $20.00 per unit (or $19.97 per unit if the over-allotment option is exercised in full), will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $5,000,000 in proceeds from the private placement of founder warrants. In the event that we are unable to complete our initial business combination, the $5,000,000 of proceeds from the sale of the founder warrants will become part of the liquidating distribution to our public stockholders, and the founder warrants will expire worthless. Except as set forth below, these proceeds will not be released until the earlier of the completion of our initial business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available to pay any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. We believe that the inclusion in the trust account of the proceeds from the private placement is a benefit to our stockholders because additional proceeds will be available for distribution to investors if we liquidate our trust account as part of our dissolution and prior to our completing an initial business combination.
Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account in an amount to pay our income or other tax obligations, including Delaware franchise taxes. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the $3,080,000 of net proceeds of this offering not held in the trust account.
None of the warrants may be exercised until after the later of the consummation of a business combination and one year from the date of this prospectus and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the consummation of a business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.
Condition to consummating our initial business combination:
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets at the time of such business combination. In addition, if necessary, we may seek to obtain additional equity or debt financing, which may not be available on favorable terms or at all, to consummate a business combination that satisfies the 80% threshold required for a business combination and provide funds for our operations after a business combination. However, we have had no preliminary discussions and we have no plans, agreements or commitments or understandings with respect to any such financings.
Amended and restated certificate of incorporation:
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.
Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Stockholders must approve business combination:
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. They have also agreed that if they acquire shares of common stock in the offering or in the aftermarket, they will vote all such shares in favor of our initial business combination. None of our existing stockholders, directors or officers have any current intention to purchase our securities in the aftermarket. However, they are not prohibited from making any such purchases. To the extent that such existing stockholders, directors or officers make purchases of our securities in the aftermarket, such purchases may have an impact on the market price of our common stock. In such case, investors should consider the potential impact of any such purchases on the market price for our common stock and should not place undue reliance on such price, but should instead consider the merits of the proposed business combination in deciding whether or not to vote in favor of such business combination. In addition, such purchases may be made from public stockholders that have indicated their intention to vote against the business combination and exercise their conversion rights. Accordingly, such purchases could result in a business combination being approved that may have otherwise not been approved by our public stockholders, but for the purchases made by our existing stockholders, directors or officers.
We will proceed with our initial business combination only if:
• a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination; and
• public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below.
Accordingly, it is our intention to structure and consummate a business combination in which public stockholders holding not more than 3,749,999 shares of our common stock exercise their conversion rights, in which case the business combination may still be consummated. Although a 20% threshold has been more typical in offerings of this type, we have increased the threshold to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, the 30% threshold does entail certain risks, including making it easier for us to obtain stockholder approval of an initial business combination and possibly impeding our ability to consummate the most desirable business combination or optimize our capital structure.
Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. Even if our public stockholders holding less than 30% of our shares of common stock exercise their conversion rights, we may be unable to consummate a business combination for solely cash consideration if such conversion leaves us with funds with a fair market value less than 80% of our net assets at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.
Conversion rights for stockholders voting to reject a business combination:
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination that is approved and who exercise their conversion rights will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their pro rata share, net of interest that may be released to us to pay any of our tax obligations, if the business combination is approved and consummated. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not be able to convert their shares of common stock, even shares acquired in this offering or the aftermarket, into a pro rata share of the trust account under these circumstances.
Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by our management at a premium to the then current market price (or if our management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the ability of any stockholders to vote all of their shares against the transaction if they wish to do so.

If the business combination is not approved or completed for any reason, then the public stockholders voting against the business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such stockholders would only be entitled to convert their shares in the event that they vote against a business combination that is duly approved by our stockholders and subsequently completed, or in connection with our dissolution and liquidation.
The specific procedures for conversion in connection with a stockholder vote for a proposed initial business combination will be set forth in the proxy materials relating to such vote. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors in our proxy statement related to the initial business combination if we impose this requirement. If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be retuned to the stockholder.
Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $10.00 per share (or approximately $9.99 per share if the over-allotment option is exercised in full).
Liquidation if no business combination:
As described above, if we have not consummated a business combination by , 2010 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our existing stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.
We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $10.00, plus interest then held in the trust account, for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all significant vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our existing stockholders (Aria Equity Partners, LLC and

PJC Consumer Partners Acquisition I, LLC) have agreed that they, severally and not jointly (one half each), will be personally liable to us if and to the extent any claims by a third party for services rendered or products sold to us by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be unenforceable). As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $10.00 per share plus interest (net of taxes) then held in the trust account. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.
We anticipate the distribution of the funds in the trust account to our public stockholders will occur by , 2010 [ten (10) business days from the date our corporate existence ceases]. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek or accept repayment for such expenses.
Escrow of existing stockholders’ initial shares and founder warrants:
On the date of this prospectus, our existing stockholders will place the shares and warrants they own before the completion of this offering, including the founder warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These shares and warrants will not be transferable during the escrow period (as described below), except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity. Any shares or warrants held by these transferees would remain subject to the escrow agreement. The shares will not be released from escrow until one year following our initial business combination, and the founder warrants will not be released from escrow until the consummation of our initial business combination, which we refer to as the escrow period, unless we were to complete a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.
Audit Committee to monitor compliance:
Effective upon the closing of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of offering amount:
We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. In making such determination, our management also considered what size offering we believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. Our only revenues following this offering, and until we complete a business combination, will be from interest generated from the proceeds of this offering. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and accompanying notes, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(78,827)	$128,109,450
Total assets	$347,283	$128,109,450
Total liabilities.	$317,833	—
Value of common stock which may be converted for cash ($10.00 per share)	—	$37,499,990
Stockholders’ equity	$29,450	$90,609,460

(1)	The “as adjusted” information gives effect to the sale of the units in this offering and the founder warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

The working capital excludes $108,277 of costs related to this offering which were paid or accrued prior to December 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $125,000,000 being held in the trust account, which will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights, and (ii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will liquidate the trust account and the proceeds held in the trust account, including all interest thereon, net of any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. This conversion threshold is different from the traditional blank check company structure and makes it more likely the business combination will be approved. We have agreed not to lower the conversion threshold in connection with the negotiation of a business combination. Accordingly, we may effect a business combination if public stockholders owning up to one share less than 30% (or 3,749,999) of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 3,749,999 of the 12,500,000 shares included in the units sold in this offering at an initial per-share conversion price of approximately $10.00 (for a total of approximately $37,499,990). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, including accrued interest after deduction for taxes payable on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,
•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to the Company and the Offering

We are a recently formed development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering, less taxes payable thereon) until, at the earliest, after the consummation of a business combination. We do not know when, or if, a business combination will occur.

If we spend all the $3,080,000 in proceeds from the offering not held in trust in seeking a business combination, but we fail to complete such a business combination, we will not generate any operating revenues.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Seventh of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, a business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our 24 month deadline.

Pursuant to our amended and restated certificate of incorporation, if we do not effect a business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purpose of winding up our affairs and liquidating. Any entity with which we negotiate, or attempt to negotiate, a business combination, will, in all likelihood, be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target business prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restriction set forth above. Additionally, as the 24 month time period draws closer, we may not have the desired amount of leverage in the event any new information comes to light after entering into an agreement with a target business.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders will be less than $10.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all significant vendors and service providers we engage, and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, any creditors’ claims against the trust account will take priority over those of our public stockholders and the per-share liquidation price could be less than the $10.00 per share held in our trust account, plus interest, net of taxes. Aria Equity Partners, LLC and PJC Consumer Partners Acquisition I, LLC have agreed that they, severally and not jointly (one half each), will be liable to us, if and to the extent any claims by a third party for services rendered or products sold to us by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be unenforceable). Based on representations made to us by such existing stockholders, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Such entities may not be able to satisfy those obligations in which case the proceeds in the trust account would be reduced by such claims. Furthermore, our existing stockholders will not have any liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). These indemnifying entities have agreed to indemnify us for any and all claims to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of significant vendors, service providers and prospective target businesses provided that such third parties did not execute a waiver.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.00 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution for up to 10 years.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty-four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We may not be able to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties could seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after , 2010 [ twenty four months from the date of this prospectus ], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable currently to ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors. Additionally, investment in our units could ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

If the cash not held in trust is insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the $3,080,000 available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, our estimates may not be accurate. We could use a portion of these funds to engage consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment or to fund exclusivity agreements such as a “no-shop” agreement (a provision in letters of intent designed to prevent a target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based upon publicly available information, as of February 5, 2008, we have identified approximately 152 blank check companies that have gone public since August 2003. Of these companies, only 46 have completed a business combination, while 10 will be or have been liquidating. The remaining approximately 97 blank check companies have more than $14.6 billion in trust and are seeking to complete business acquisitions. Of these companies, only 24 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. Accordingly, there are approximately 73 blank check companies with more than $12.2 billion in trust seeking to complete business combinations. Furthermore, the fact that only 46 of such companies have completed business combinations and only 24 other of such companies have entered into definitive agreements for business combinations, and 10 have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of consumer products and retail properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Accordingly, we may not be able to successfully compete for an attractive business combination. Additionally, we may not be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry and therefore may not accurately reflect the value of your investment.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of similar blank check companies, including the size of such offerings;
•	our prospects for acquiring an operating branded and services business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may issue shares of common stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be approximately 22,516,234 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants (including founder warrants)) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our existing stockholders, including our officers and directors indirectly, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering, our existing stockholders will collectively own 23% of our issued and outstanding shares of common stock. In addition, PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC have also agreed to purchase an aggregate of 5,000,000 of founder warrants directly from us immediately prior to the closing of this offering at a price per warrant of $1.00. The purchase of founder warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our officers and directors, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our officers and directors. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our officers and directors to remain associated with us following a business combination, it is unlikely that our current management will be able to remain with the combined company after the consummation of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because all of our officers and directors currently own, directly or indirectly, shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors directly or indirectly own shares of our common stock. None of these persons will have the right to receive distributions from the funds held in the trust account with respect to shares of our common stock acquired by them prior to the completion of this offering upon our dissolution and liquidation in the event we fail to complete a business combination and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could restrict our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and restrict our ability to consummate a business combination. These conflicts may not be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with entities engaged in business activities that are, similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Many of our officers and directors currently are, and may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our officers and directors may become involved with subsequent blank check companies similar to our company. Each of Dana D. Messina, our chief executive officer and a member of our board of directors, Edward J. Latessa, our president, and Ted Tawinganone, our chief financial officer and secretary, has fiduciary obligations to Aria Partners. Murray C. Huneke, our chairman of the board, has fiduciary duties to Piper Jaffray and its clients. In addition, such officers and directors have fiduciary obligations to those companies of which they are a member of the board of directors. Mr. Messina has a pre-existing fiduciary obligation to Steinway Musical Instruments, Inc. as he is a director of such entity. Due to these existing affiliations, they may have fiduciary or contractual obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Although we do not intend to pursue a business combination with any company that is currently a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity funds or investment companies with which our existing stockholders, officers or directors are affiliated, and while we do not intend to do so with respect to any such future portfolio or affiliated companies, we are not prohibited from pursuing such a transaction with a future portfolio or affiliated company. In the event that we seek to complete a business combination with an entity which is affiliated with any of our existing stockholders, officers or directors, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination that would agree to reimburse expenses not otherwise paid by us and thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest.

If management were to negotiate to be retained by the company post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

After the consummation of a business combination, our officers and directors may remain associated in some capacity with the acquired business if they are able to negotiate mutually agreeable employment or consulting agreements as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation for services they would render to the combined company after the consummation of a business combination. We do not have a policy that prohibits our officers and directors from pursuing or negotiating such agreements in connection with a business combination. The financial interest of our officers and directors, including any compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Certain of our current officers and directors may resign (i) upon consummation of a business combination or (ii) if they are deemed to not be “independent” based upon the rules of the American Stock Exchange or the Securities and Exchange Act of 1934 and we will have only limited ability to evaluate the management of the target business.

Our ability to effect a business combination will be totally dependent upon the efforts of our officers and directors. The future role of our officers and directors in the target business, however, cannot presently be ascertained. Certain of our current officers and directors may resign (i) upon consummation of a business combination or (ii) if they are deemed to not be “independent” based upon the rules of the American Stock Exchange or the Securities and Exchange Act of 1934. Although it is possible that some of our officers and directors will remain associated with the target business following a business combination, it is likely that some or all of the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, our assessment of management may not prove to be correct.

Aria Equity Partners, LLC and PJC Consumer Partners Acquisition I, LLC currently own shares of our common stock which will not participate in liquidation distributions and, due to the fact that all of our current officers and directors are affiliated with Aria Equity Partners, LLC or PJC Consumer Partners Acquisition I, LLC, a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Following this offering, Aria Equity Partners, LLC and PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, will each own 9.0% of our issued and outstanding shares of common stock that were issued prior to this offering and each has waived its right to receive distributions with respect to all of such shares upon our liquidation if we are unable to consummate a business combination. The shares acquired prior to this offering by such existing stockholders will be worthless if we do not consummate a business combination. Messrs. Messina, Latessa and Tawinganone are affiliated with Aria Equity Partners, LLC and Mr. Huneke is affiliated with PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray and, therefore, the personal and financial interests of our officers and certain of our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and, as a result of such conflicts, management may choose a target acquisition that is not in the best interests of our stockholders.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products and services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

A significant portion of our working capital could be expended in pursuing acquisitions that are not consummated.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 30% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could limit subsequent attempts to locate and acquire or merge with another business.

If any of the underwriters provides services to us after this offering, we may pay them fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

Unlike most other blank check offerings, we allow up to one share less than 30% (or 3,749,999) of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. While there are other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has historically been more common for offerings similar to ours. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their conversion rights, rather than the 20% threshold of other blank check companies, will make it more likely that the business combination will be approved, even if a significant number of shareholders do not approve the transaction.

Unlike other blank check offerings which have a 20% conversion threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their conversion rights. As a result, this change in the conversion threshold may make it easier for us to receive stockholder approval for a business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against a business combination and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with the stockholder vote required to approve our business combination. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in the trust account in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. Recent turmoil in the credit markets has greatly reduced the availability of debt financing. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account or interest income released to us to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could limit the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our determination of the offering price of our units, the aggregate amount of proceeds we are raising in this offering and the net proceeds not held in trust was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle, which may cause us to have insufficient funds to complete a business combination forcing us to either seek additional financing or dissolve and liquidate.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business;
•	our capital structure;
•	an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and
•	general conditions of the securities markets at the time of the offering.

Although these factors were considered, the determination of our per unit offering price, the aggregate amount of proceeds and the net proceeds not held in trust was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

Our existing stockholders paid an aggregate of $29,870, or approximately $0.007 per share, for their founding shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in such offering. The fact that our existing stockholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 27.4%, or $2.74 per share (the difference between the pro forma net tangible book value per share of $7.26, and the initial offering price of $10.00 per half unit).

Our outstanding warrants may lower the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units offered pursuant to this prospectus and the private placement, we will be issuing warrants to purchase an aggregate of 11,250,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could be detrimental to the market price for our securities or on our ability to obtain future public financing. If, and to the extent, these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may lower the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the shares of common stock they acquired prior to or in this offering and the private placement at any time after the date on which their shares are released from escrow. Furthermore, the holders of the founder warrants are entitled to demand the registration of the securities underlying the 5,000,000 founder warrants they are purchasing in the private placement at any time after the completion of a business combination. If our existing stockholders and the holders of the founder warrants exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be additional shares of common stock and warrants eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may lower the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

The holders of the founder warrants purchased in the private placement may exercise their warrants even if holders of the warrants purchased in this offering may not be able to exercise their warrants.

Because the founder warrants we will sell in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have an effective registration statement and a current prospectus covering the shares issuable upon their exercise. As a result, the exercise of the founder warrants issued in the private placement would have a dilutive effect on the warrants purchased in this offering and could cause the price of our common stock to drop below the exercise price of the warrants and cause the trading price of the warrants to decline or render the warrants worthless.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and in no event will we be required to net cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Accordingly, a purchaser of a unit may pay the full unit purchase price solely for the shares underlying the unit (since the warrants may expire worthless). Notwithstanding the foregoing, the founder warrants may be exercisable for unregistered shares of common stock even if no registration statement relating to the common stock issuable upon exercise of the warrants is effective and current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, there is a possibility that they may not be able to do so. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Our founder warrants are non-redeemable provided they are held by the initial purchasers or their permitted transferees, which could provide such purchasers the ability to realize a larger gain than our public warrant holders.

Our founder warrants are non-redeemable. In contrast, the warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the last sale price of the shares equals or exceeds $15.00 per share, for any 20 trading day within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and
•	if there is an effective registration statement allowing for the resale of shares underlying the warrants.

As a result of the founders’ warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the founders’ warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. Blank check companies similar to ours have historically had low trading volume prior to an initial business combination. Accordingly, you may be unable to sell your securities unless a market can be established and sustained.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. It is possible that we may not be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
•	a limited amount of news and analyst coverage for our company;
•	reduced liquidity with respect to our securities; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities or money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments;
•	restrictions on the issuance of securities; and
•	which may make it difficult for us to complete a business combination;

each of which may make it difficult for us to consummate a business combination. We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development.

Risks Related to the Consumer Products and Retail Industry

Limitations on a target business’ ability to protect its intellectual property rights, including its trade secrets, could cause a loss in revenue and any competitive advantage.

A target business’ products or services, and the processes it uses to produce or provide them, might have been granted U.S. patent protection, might have patent applications pending or might be trade secrets. After a business combination, our business may be adversely affected if our patents are unenforceable, the claims allowed under our patents are not sufficient to protect our technology, our patent applications are denied, or our trade secrets are not adequately protected. Our competitors may be able to develop technology independently that is similar to ours without infringing on our patents or gaining access to our trade secrets.

The high cost or unavailability of materials, equipment, supplies and personnel could adversely affect our ability to execute our operations on a timely basis.

A target business’ manufacturing operations could be dependent on having sufficient raw materials, component parts and manufacturing capacity available to meet our manufacturing plans at a reasonable cost while minimizing inventories. A target business’ ability to effectively manage our manufacturing operations and meet these goals can have an impact on our business, including our ability to meet our manufacturing plans and revenue goals, control costs and avoid shortages of raw materials and component parts. Raw materials and components of particular concern include steel alloys, copper, carbide, chemicals and electronic components. Our ability to repair or replace equipment damaged or lost in the well can also impact our ability to service our customers after a business combination.

People are a key resource to developing, manufacturing and delivering products and retail services to our customers around the world. A target business’ ability to recruit, train and retain the highly skilled workforce required by our plans will impact our business. A well-trained, motivated work force has a positive impact on our ability to attract and retain business. Rapid growth presents a challenge to us and our industry to recruit, train and retain our employees while managing the impact of wage inflation and potential lack of available qualified labor in the markets where we could operate. Labor-related actions, including strikes, slowdowns and facility occupations, could also negatively impact on our business after a business combination.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

The consumer products and retail industry is subject to regulation and intervention by governments throughout the world. A target business’ operations in the United States can be impacted by changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings. Also, as a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations. Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, changes in export control laws or exchange control laws, additional restrictions on doing business in countries subject to sanctions. Changes that impact the business environment include changes in accounting standards, changes in environmental laws, changes in tax laws or tax rates, the resolution of audits by various tax authorities, and the ability to fully utilize any tax loss carryforwards and tax credits. These changes could have a significant financial impact on our future operations and the way we conduct business.

Seasonality and weather conditions may cause our operating results to vary from quarter to quarter.

Sales of certain of consumer products and retail services may be seasonal. For example, sales of outdoor products would increase during warm weather months and decrease during winter. Additionally, sales of home improvement products would be concentrated in the spring and summer months, while sales of consumer electronics would be concentrated in our fourth quarter preceding the holiday season.

Weather conditions may also negatively impact sales. For instance, we may not sell as many of certain outdoor recreation products (such as lanterns, tents and sleeping bags) as anticipated if there are fewer natural disasters such as hurricanes and ice storms; mild winter weather may negatively impact sales of electric blankets, heaters, some health products and smoke or carbon monoxide alarms; and the late arrival of summer weather may negatively impact sales of outdoor camping equipment and grills. Additionally, sales of home improvement products may be negatively impacted by unfavorable weather conditions and other market trends. Periods of inclement weather may reduce the amount of time spent on home improvement projects. These factors could have a material adverse effect on our business, results of operations and financial condition.

We must successfully anticipate changing consumer preferences and buying trends and manage our product line and inventory commensurate with customer demand.

Our success depends upon our ability to anticipate and respond to changing merchandise trends and customer demands in a timely manner. Consumer preferences cannot be predicted with certainty and may change between selling seasons. We must make decisions as to design, development, expansion and production of new and existing product lines. If we misjudge either the market for our products, the purchasing patterns of our retailers’ customers, or the appeal of the design, functionality or variety of our product lines, our sales may decline significantly, and we may be required to mark down certain products to sell the resulting excess inventory or sell such inventory through our outlet stores, or other liquidation channels, at prices which can be significantly lower than our normal wholesale prices, each of which would harm our business and operating results.

In addition, we must manage our inventory effectively and commensurate with customer demand. A substantial portion of our inventory may be sourced from vendors located outside the United States. We generally may commit to purchasing products before we receive firm orders from our retail customers and frequently before trends are known. The extended lead times for many of our purchases, as well as the development time for design and deployment of new products, may make it difficult for us to respond rapidly to new or changing trends. In addition, the seasonal nature of our business may require us to carry a significant amount of inventory prior to the year-end holiday selling season. As a result, we will be vulnerable to demand and pricing shifts and to misjudgments in the selection and timing of product purchases.

Our business depends, in part, on factors affecting consumer spending that are out of our control.

Our business depends on consumer demand for our products and, consequently, is sensitive to a number of factors that influence consumer spending, including general economic conditions, disposable consumer income, recession and inflation, incidents and fears relating to national security, terrorism and war, hurricanes, floods and other natural disasters, inclement weather, consumer debt, unemployment rates, interest rates, sales tax rates, fuel and energy prices, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security generally. Adverse changes in factors affecting discretionary consumer spending could reduce consumer demand for our products, change the mix of products we sell to a different mix with a lower average gross margin, slower inventory turnover and greater markdowns on inventory, thus reducing our sales and harming our business and operating results.

Our operations may be dependent upon third-party suppliers whose failure to perform adequately could disrupt our business operations.

We may source a significant portion of parts and products from third parties. Our ability to select and retain reliable vendors who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. We expect not to enter into long-term contracts with our primary vendors and suppliers. Instead, most parts and products will be supplied on a “purchase order” basis. As a result, we may be subject to unexpected changes in pricing or supply of products. Any inability of our suppliers to timely deliver quality parts and products or any unanticipated change in supply, quality or pricing of products could be disruptive and costly to us.

Our operating results can be adversely affected by changes in the cost or availability of raw materials and energy.

Pricing and availability of raw materials for use in our businesses may be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility may significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

Some products require particular types of glass, paper, plastic, metal, wax, wood or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition. In particular, petroleum-derivative raw materials such as waxes, resins and plastics have experienced price increases in response to, among other things, higher oil prices. If wax prices, resin prices or other material prices rise further in the future we can expect the cost of goods for our businesses to increase. We may not be able to pass such cost increases to our customers, and such increases could have a material adverse effect on our margins. Similarly, other energy-intensive raw materials such as metal and glass have experienced price increases in response to higher energy prices. If such prices rise further in the future, we can expect the cost of goods to increase, which could have a material adverse effect on our business, results of operations and financial condition.

With the growing trend towards consolidation among suppliers of many of raw materials, we may become increasingly dependent upon key suppliers whose bargaining strength is growing. In addition, many of those suppliers have been reducing production capacity of raw materials in the North American market. We may be negatively affected by changes in availability and price of raw materials resulting from this consolidation and reduced capacity, which could negatively impact our results of operations.

We may be subject to several production-related risks which could jeopardize our ability to realize anticipated sales and profits.

In order to realize sales and operating profits at anticipated levels, we may manufacture or source and deliver in a timely manner products of high quality. Among others, the following factors can have a negative effect on our ability to do these things:

•	labor difficulties;
•	scheduling and transportation difficulties;
•	management dislocation;
•	substandard product quality, which can result in higher warranty, product liability and product recall costs;
•	delays in development of quality new products;
•	changes in laws and regulations, including changes in tax rates, accounting standards, and environmental and occupational laws;
•	health and safety laws; and
•	changes in the availability and costs of labor.

Any adverse change in the above-listed factors could have a material adverse effect on our business, results of operations and financial condition.

We may manufacture or source a significant portion of our products from Asia and other global markets. Accordingly, our production lead times may be relatively long. Therefore, we may commit to production in advance of firm customer orders. If we fail to forecast customer or consumer demand accurately we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Additionally, changes in retailer inventory management strategies could make inventory management more difficult.

Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with future customers.

We expect to operate in some highly competitive industries. In these industries, we may compete against numerous other domestic and foreign companies. Competition in the markets in which we expect to operate is based primarily on product quality, product innovation, price and customer service and support, although the degree and nature of such competition will vary by location and product line. We also face competition from the manufacturing operations of some of our potential customers with private label brands.

Some of our competitors may be more established in their industries and have substantially greater revenue or resources than we do. Our competitors may take actions to match new product introductions and other initiatives. Our competitors may source their products from third parties, and our ability to obtain a cost advantage through sourcing may be reduced. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on existing products. Competition could cause price reductions, reduced profits or losses or loss of market share.

To compete effectively in the future in the consumer products and retail industries, among other things, we must:

•	maintain strict quality standards;
•	deliver products on a reliable basis at competitive prices;
•	anticipate and quickly respond to changing consumer demands better than our competitors;
•	maintain favorable brand recognition and achieve customer perception of value;
•	effectively market and competitively price our products and retail services to consumers in several diverse market segments and price levels; and
•	develop innovative, high-quality products in designs and styles that appeal to consumers of varying groups, tastes and price level preferences, and in ways that favorably distinguish us from our competitors.

If we fail to develop new or expand any existing customer relationships, our ability to grow our business may be impaired.

Our future growth will depend to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with any current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with any existing customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

If we cannot develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

We believe that our future success will depend, in part, upon our ability to introduce innovative design extensions for any existing products and to develop, manufacture and market new products. However, we cannot know for certain if we will be successful in the introduction, manufacturing and marketing of any new products or product innovations, or develop and introduce, in a timely manner, innovations to any existing products that satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner, and at favorable margins, would harm our ability to successfully grow our business.

Our results could be adversely affected if the cost of compliance with environmental, health and safety laws and regulations becomes too burdensome.

We expect that our operations will be subject to federal, state and local environmental and health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We anticipate that after our initial business combination we will be in material compliance with such laws and regulations and that the cost of maintaining compliance will not adversely affect our business, results of operations or financial condition.

However, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, future material capital expenditures may be required in order to comply with applicable environmental laws and regulations, which may be too burdensome.

We may incur significant costs in order to comply with environmental remediation obligations.

In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may be liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. All potential instances of soil or groundwater contamination may not be identified, even for those properties where an environmental site assessment has been conducted. We do not anticipate that any of our remediation obligations will have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement or previously unknown contamination, may give rise to additional unanticipated remediation liabilities that may be material.

Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact any existing customer relationships and our results of operations.

We may sell consumer products to retailers, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as directly to consumers. A significant deterioration in the financial condition of any of our major customers could have a material adverse effect on our sales and profitability. We will regularly monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.

In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a “just-in-time” basis. This will require us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require us to carry additional inventories.

With the growing trend towards retail trade consolidation, we may be increasingly dependent upon key retailers whose bargaining strength is growing. We may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, use of private label brands, price demands and other conditions, which could negatively impact our results of operations.

Our business could involve the potential for product recalls, product liability and other claims against us, which could affect our earnings and financial condition.

In connection with any manufacturing and distribution of consumer products, we may be subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. Additionally, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we may sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we might have large quantities of finished products that we could not sell.

We could also face exposure to product liability claims in the event that one of our products is alleged to have resulted in property damage, bodily injury or other adverse effects. Although we expect to maintain product liability insurance in amounts that we believe will be reasonable, we may not be able to maintain such insurance on acceptable terms, if at all, in the future or that product liability claims will not exceed the amount of insurance coverage. Additionally, we do not expect to maintain product recall insurance. As a result, product recalls or product liability claims could significantly reduce our earnings.

In addition, we face potential exposure to unusual or significant litigation arising out of alleged defects in any of our products or otherwise. We plan to spend substantial resources ensuring compliance with governmental and other applicable standards. However, compliance with these standards will not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. We do not expect to maintain insurance against many types of claims involving alleged defects in our products that do not involve personal injury or property damage.

Our product liability insurance program is expected to be an occurrence-based program based on our target’s claims experience and the availability and cost of insurance. We currently do not expect to either self-insure or administer a high retention insurance program for product liability risks. However, there is a possibility that our future product liability expenses will exceed our individual per occurrence self-insured retention.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;
•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;
•	potential inability to obtain additional financing to complete a business combination;
•	limited pool of prospective target businesses;
•	securities’ ownership being concentrated;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities' limited liquidity and trading, as well as the current lack of a trading market;
•	delisting of our securities from the American Stock Exchange or an inability to have our securities quoted on the American Stock Exchange following a business combination;
•	use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance; or
•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$125,000,000	$143,750,000
Private placement gross proceeds	5,000,000	5,000,000
Total gross proceeds	$130,000,000	$148,750,000
Offering and private placement expenses(1)
Underwriting discount (1% of offering gross proceeds)(2)	$1,250,000	$1,437,500
Legal fees and expenses	300,000	300,000
Miscellaneous expenses	99,136	99,136
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	100,000	100,000
American Stock Exchange filing and listing fee	70,000	70,000
SEC registration fee	5,958	5,958
FINRA registration fee.	19,906	19,906
Total offering and private placement expenses	$1,920,000	$2,107,500
Net proceeds
Net proceeds after offering and private placement expenses	$128,080,000	$146,642,500
Net proceeds not held in trust	$3,080,000	$3,080,000
Total held in trust	$125,000,000	$143,562,500
Percentage of gross proceeds of this offering held in trust	100%	99.87%
Estimated expenses related to a business combination – to be paid from net proceeds not held in trust(3)

	Amount	Percentage
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement and due diligence of prospective target businesses	$750,000	24.3%
Payment to affiliate for office space and administrative and support services ($7,500 per month for up to two years)	$180,000	5.8%
Legal and accounting fees relating to SEC reporting obligations	$150,000	4.9%
Working capital to cover miscellaneous expenses(4)	$2,000,000	64.9%
Total	$3,080,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from our affiliates described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the founder warrants.
(3)	The amount of net proceeds from this offering not held in trust will remain constant at $3,080,000 even if the over-allotment is exercised.

(4)	The miscellaneous fees and expenses may include, without limitation, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination, D&O insurance, trustee’s fees in the amount of a $1,000 initial acceptance fee and $3,000 in annual transfer fees, registered agent fees and dissolution obligations and reserves, if any. This amount also includes the trustee's income distribution fee of $250 for acting as trustee, approximately $4,800 annually for acting as transfer agent of our common stock, approximately $2,400 annually for acting as warrant agent and approximately $1,800 annually for acting as escrow agent.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses.

Of the proceeds from this offering and the private placement, $125,000,000, or $143,562,500 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The funds held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, in order to comply with certain exemptions under the Investment Company Act. Except with respect to interest income that may be released to us of amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in our trust account which are not used to consummate such business combination.

We have agreed to pay Aria Partners GP, LLC, an affiliate of Dana D. Messina, our chief executive officer and a member of our board of directors, Edward J. Latessa, our president, and Ted Tawinganone, our chief financial officer, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement is being agreed to by Aria Partners GP, LLC for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. We believe that, based on rents and fees for similar services in the Los Angeles area, the fee charged by Aria Partners GP, LLC is at least as favorable as we could have obtained from an unaffiliated third party. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid or awarded by us or a target business to or earned by any of our officers, directors, existing stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, these persons will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of these out-of-pocket expenses. Our audit committee of the board will review and approve all reimbursements of out-of-pocket expenses to our officers, directors and existing stockholders. Reimbursement of expenses to audit committee members will be reviewed by the board with any interested director abstaining from such review and approval. To the extent that out-of-pocket expenses exceed the available proceeds not deposited in the trust, such out-of-pocket expenses will not be reimbursed by us unless we consummate a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $3,080,000. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such funds not used for our working capital requirements or to repay advances from our directors, officers or existing stockholders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our directors, officers and existing stockholders. None of such directors, officers or existing stockholders are under any obligation to advance funds to, or invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

As of the date of this prospectus, each of Aria Equity Partners, LLC and PJC Capital LLC, an affiliate of Piper Jaffray, has advanced to us $142,500, for a total of $285,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the FINRA registration fee, American Stock Exchange application fee and legal and accounting fees and expenses. The loans will be payable without interest on the earlier of November 15, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable, which taxes, if any, shall be paid from the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2007, and as adjusted to give effect to the sale of our units in this offering and the founder warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units in this offering and the founder warrants in the private placement:

	December 31, 2007
	Actual	As Adjusted
Notes payable to affiliates	$285,000	$—
Total debt	$285,000	$—
Common stock, $0.0001 par value, 0 and 3,749,999 shares which are subject to possible conversion, shares at conversion value(1)	$—	$37,499,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; – 4,293,831 shares issued and outstanding; 16,233,766 shares issued and outstanding (including 3,749,999 shares subject to possible conversion), as adjusted(2)	$429	$1,623
Additional paid-in capital	$29,441	$90,608,257
Deficit accumulated during the development stage	$(420)	$(420)
Total stockholders’ equity	$29,450	$90,609,460
Total capitalization	$314,450	$128,109,450

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately one share less than 30% (or 3,749,999) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $10.00 per share), inclusive of any interest thereon not previously released to us for payment of our tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.
(2)	Assuming no exercise of the underwriters’ over-allotment option, and after giving effect to the forfeiture of 560,065 shares by our existing stockholders as a result of the underwriters not exercising their over-allotment option.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the founder warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founder warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2007, our net tangible book value was $(78,827), or approximately $(0.02) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, $5,000,000 received from the sale of the founder warrants in the private placement and forfeiture of 560,065 of our existing stockholders’ shares assuming the underwriters’ over-allotment option is not exercised, our pro forma net tangible book value at December 31, 2007 would have been $90,609,460 or $7.26 per share, representing an immediate increase in net tangible book value of $7.28 per share to the existing stockholders and an immediate dilution of $2.74 per share, or 27.4%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $37,499,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to an aggregate of 3,749,999 shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the founder warrants:

Public offering price per share		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors and private sales	7.28
Pro forma net tangible book value after this offering		7.26
Dilution to new investors		$2.74

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	3,733,766	(1)	23.0%	$29,870	0.02%	$0.01
New investor	12,500,000		77.0%	$125,000,000	99.98%	$10.00
	16,233,766		100.00%	$125,029,870	100.00%

(1)	After giving effect to the forfeiture of 560,065 shares by our existing stockholders, assuming the underwriters’ over-allotment option is not exercised.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(78,827)
Proceeds from this offering and the private placement	128,080,000
Offering costs paid in advance and excluded from net tangible book value before this offering	108,277
Less: Proceeds held in trust subject to conversion ($125,000,000 x 29.99999%)	(37,499,990)
$90,609,460
Denominator:
Shares of common stock outstanding prior to the offering(1)	3,733,766
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 × 29.99999%)	(3,749,999)
12,483,767

(1)	After giving effect to the forfeiture of 560,065 shares by our existing stockholders, assuming the underwriters’ over-allotment option is not exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on October 22, 2007 as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses in the consumer products and retail industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying aggregate monthly fees of $7,500 per month to Aria Partners GP, LLC, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $29,870 in stock subscriptions from our existing stockholders and loans of $285,000 that are more fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $670,000 and underwriting discounts and commissions of approximately $1,250,000 (or $1,437,500, if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the founder warrants in a private placement to occur immediately prior to the closing of this offering for an aggregate purchase price of $5,000,000, will be approximately $128,080,000 (or $146,642,500 if the underwriters’ over-allotment option is exercised in full). Of this amount, $125,000,000 (or $143,562,500, if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remaining $3,080,000, in either case, will not be held in the trust account. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in trust to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the $3,080,000 of net proceeds not held in the trust account, plus the amounts that may be released to us to pay for our tax obligations, will be sufficient to allow us to operate for at least at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;
•	approximately $250,000 of expenses for the due diligence and investigation of a target business;
•	approximately $150,000 of expenses in legal and accounting fees relating to our Securities and Exchange Commission reporting obligations;
•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and
•	approximately $2,000,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $200,000 for director and officer liability and other insurance premiums, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. We will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of the date of this prospectus, each of Aria Equity Partners, LLC and PJC Capital LLC, an affiliate of Piper Jaffray, has advanced us $142,500, for a total of $285,000, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of November 15, 2008 or the consummation of this offering. Such loans will be repaid out of the proceeds of this offering not being placed in trust.

We are obligated, commencing on the date of this prospectus, to pay Aria Partners GP, LLC, an affiliate of Dana D. Messina, our chief executive officer and a member of our board of directors, Edward J. Latessa, our president, and Ted Tawinganone, our chief financial officer, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support.

PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 5,000,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $7.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on October 22, 2007. We were formed with the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for target businesses in the customer products and retail industry. Although certain of our management's expertise is primarily in the consumer products and retail industry, if we are presented with an opportunity in another industry that would be in our stockholders' best interests, we may pursue that opportunity. We have not established any specific time or monetary amounts that would cause us to shift our focus from our focus on consumer products and retail businesses. Rather, we will consider all potentially attractive business opportunities that we locate or are presented to us. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. To date, our efforts have been limited to organizational activities.

We believe that there are numerous business opportunities in these sectors based on our management’s prior experience, knowledge of the marketplace and industry expertise. We feel that the combination of our experience and relationships will benefit our search for a target business, and will differentiate us from our competitors. Accordingly, we believe that we will be able to find investment opportunities in most financial environments; however, we have not conducted any research into potential target businesses and, therefore, cannot assure you that we will be able to locate a target business or that we will ultimately be successful in consummating a business combination on favorable terms or at all.

Business Strategy

We believe that our management team’s past performance and experience in the consumer sector demonstrates an ability to find and invest in profitable companies with long-term growth potential. Piper Jaffray, an affiliate of our chairman Murray Huneke and our existing stockholder PJC Consumer Partners Acquisition I, LLC, is a middle market investment bank with an industry-leading consumer practice. Piper Jaffray’s Consumer Group advised on 49 merger, acquisition and other advisory transactions and participated in 62 equity and debt financing transactions involving gross consideration in excess of $20.7 billion in the four years ended December 31, 2007. Piper Jaffray’s Consumer Group focuses on the apparel, footwear and softline retail sectors, consumer products, food and beverage, restaurants and specialty and hardline retail sectors. Aria Partners, an affiliate of Dana D. Messina, our chief executive officer and a member of our board of directors, and our existing stockholder Aria Equity Partners, LLC, is an SEC registered investment advisor founded in 1999. Aria’s Select Consumer Fund was created in 2003 and has achieved a total return since inception of approximately 24%. We expect to seek companies displaying one or more of the following characteristics:

•	Strong Competitive Industry Position with Potential for Growth. We will seek to acquire businesses that we believe have potential for growth within their sector. The factors we intend to consider include, without limitation, growth prospects, competitive dynamics, level of consolidation, need for additional capital investment and barriers to entry. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, focusing on factors such as product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We believe these positive attributes may help protect their market position and profitability and deliver strong free cash flow.
•	Companies with a Proven Business Model and the Potential to Deliver a High Return on Assets. We will seek to acquire companies which have demonstrated, through historical performance and customer loyalty, a proven business model and which we believe show potential to deliver a high return on assets.
•	Companies with Strong Brand Recognition. We will seek to acquire companies with strong brand recognition or companies with a culture that attracts strong customer loyalty or following.

•	Companies with Strong Management Teams. We will seek to acquire companies which have experienced and capable management teams, and which can be supplemented by our analytical and financial skills.

Competitive Advantages

We believe we have the following competitive advantages over other entities with similar business objectives to ours:

Past Performance

Our management team is focused on delivering a high return on invested capital. The Aria Select Consumer Fund has produced annual returns of over 24% since July 2003, the Fund’s inception date, net of fees. The Russell 3000 Retail Index, the Fund’s benchmark, generated returns of 5% and the S&P 500 Index generated returns of 8% over this same time period. Past performance is not indicative of future results.

Deal Flow

Our relationship with Piper Jaffray provides us with access to a substantial number of deal opportunities through their relationships. Because Messrs. Messina, Latessa and Huneke will be working closely together to generate ideas, leveraging both Aria Partners’ network of industry contacts and Piper Jaffray’s network and client base, while using Mr. Messina and Mr. Latessa’s method for analyzing and assessing investment opportunities, we believe that the potential for finding an attractive investment opportunity is greater than the sum of its parts.

Deal Size

We believe that we have historically been successful in finding areas that have been neglected by the financial markets. In our opinion, our anticipated deal size allows us to operate in a less competitive space relative to deals where larger amounts of capital have been allocated and competition is greater. We have structured this vehicle with an overall goal to maximize our ability to find a transaction given our view of the sector and to align our interests with our shareholders.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination with the proceeds of this offering, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We Have Not Identified a Target Business or Target Industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. However, our primary focus will be on consumer products and retail businesses. None of our existing stockholders, officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents of affiliates been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than our expectation that such target businesses will display one or more of the characteristics set forth under “Business Strategy”. However, we are not restricted from entering into a business combination with a target business that displays none of these characteristics.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. We have not yet identified any acquisition candidates, nor will we communicate with any sources of target businesses with respect to an acquisition until consummation of the offering. In addition, our officers, directors and existing shareholders have not had any discussions or communications regarding our company with any potential sources. We have not (nor have any of our agents or affiliates) been approached by any acquisition candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. Furthermore, we have not conducted any research with respect to identifying any potential acquisition candidates. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or existing stockholders, or any entity with which they are affiliated, earn or be paid or awarded by us or a target business any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). Unaffiliated parties presenting proposals to us for a target business may receive fees for such services, which may be solicited or unsolicited. If we determine to enter into a business combination with a target business that is affiliated with our officers, directors or existing stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. However, the underwriters have not taken any steps, directly or indirectly, in the search for a target business, nor have they had any contact or communications with potential sources or potential target businesses. If any of the underwriters provide services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. In addition, we have not had any contact with professional firms, preliminary or otherwise, regarding engaging their services in searching for a target business.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct what it believes to be the necessary business, legal and accounting due diligence on such target business and may consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	stage of development of the products, provisions or services;
•	barriers to entry into the industry;
•	breadth of products or services offered;
•	degree of current or potential market acceptance of the products or services and relative brand recognition;
•	regulatory environment of the industry;
•	costs associated with effecting the business combination; and
•	relative valuation multiples of similar publicly traded companies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. None of our officers and directors will receive any finders fee, consulting fee, or similar fees in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

In our initial business combination, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, or if the target business is affiliated with an officer, director or existing stockholder, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. If we obtain such an opinion, we will include a summary of the opinion in the proxy statement we will mail to stockholders seeking their approval of our initial business combination. Additionally, we will provide copies to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold unless we enter into a business combination with an affiliated entity of one of our officers or directors.

Possible Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and
•	result in our dependency upon the development or market acceptance of a single or limited number of services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we can give no assurance that our assessment will prove to be correct. In addition, we can give no assurance that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While certain of our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. This is different than the traditional blank check company structure and makes it more likely that a business combination will be approved. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. If the business combination is not approved or completed for any reason, then the public stockholders voting against the business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such stockholders would only be entitled to convert their shares in the event that they vote against a business combination that is duly approved by our stockholders and subsequently completed, or in connection with our dissolution and liquidation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, acquired prior to, in or after this offering. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account inclusive of any remaining interest after deduction for taxes payable, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial conversion price for every share would be approximately $10.00 (or approximately $9.99 per share if the over-allotment option is exercised in full). Since the initial conversion price may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. The funds will be distributed to stockholders entitled to convert their shares who elect conversion promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning approximately one share less than 30% (or 3,749,999) of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by our management at a premium to the then current market price (or if our management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the ability of any stockholders to vote all of their shares against the transaction if they wish to do so.

The specific procedures for conversion in connection with a stockholder vote for a proposed initial business combination will be set forth in the proxy materials relating to such vote. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors in our proxy statement related to the initial business combination if we impose this requirement. If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders' bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

If stockholders vote against our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until , 2010 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Our amended and restated certificate of incorporation requires that we obtain the approval of 95% of the shares issued in this offering to amend the provisions relating to our dissolution and the distribution of the trust fund. Although the validity of near-unanimous consent provisions under Delaware law has not been settled and could be challenged as unenforceable under Delaware law, we view this provision terminating our corporate life by , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by , 2010 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than ten (10) business days to effectuate such distribution. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their existing shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing stockholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include significant vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which will have higher priority than the claims of our public stockholders. Aria Equity Partners, LLC and PJC Consumer Partners Acquisition I, LLC have agreed that they, severally and not jointly (one half each), will be personally liable to us if and to the extent any claims by a third party for services rendered or products sold to us by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be unenforceable). Based on representations made to us by our officers and directors, we currently believe that they have substantial means to fund any shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such eventuality. The indemnification obligations may be substantially greater than our indemnifying officers and directors currently foresee or expect. Their financial resources may also deteriorate in the future. We cannot assure you, therefore, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than approximately $10.00, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $10.00 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after , 2010 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten (10) years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten (10) years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our significant vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all significant vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that significant vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after , 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are forced to liquidate, our officers and directors have agreed to indemnify and hold us harmless against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which we may become subject to as a result of any claim by any vendor, service provider, financing provider or other person who is owed money by us for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the trust account and only if such vendor, service provider or prospective target business does not execute an agreement waiving any claims against the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 46 blank check companies that have completed initial public offerings in the United States that have not yet completed a business combination, 97 of which have more than $14.6 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;
•	our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. We maintain our executive offices at 11150 Santa Monica Boulevard, Suite 700, Los Angeles, California 90025. The cost for this space is included in the $7,500 per-month fee Aria Partners GP, LLC charges us for office space and general and administrative services pursuant to a letter agreement between us and Aria Partners GP, LLC. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by Aria Partners GP, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three executive officers, one of which is also a member of our board of directors. Such individual is not obligated to contribute any specific number of hours per week and intends to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Mr. Messina to devote approximately 10 hours per week to our business. We do not intend to have any full-time employees prior to the consummation of a business combination, although we expect each of our officers to devote an average of approximately ten hours per week to our business.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC.

In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

On November 8, 2007, Crocs, Inc., its Chief Financial Officer and Ronald Snyder, its Chief Executive Officer and a member of our board of directors, were named as defendants in a complaint filed by an investor in the United States District Court for the District of Colorado. The complaint purported to be brought on behalf of a class of all persons who purchased Crocs's stock in the market between July 27, 2007 and October 31, 2007 and alleged that defendants made false and misleading public statements about Crocs, its business and prospects, in press releases and at investor conferences, and that the market price of the stock was artificially inflated as a result. Crocs, Inc. and the other defendants believe that the claim has no merit and intend to vigorously defend the action.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$125,000,000 of the proceeds of this offering and the private placement will be deposited into a trust account at JPMorgan Chase Bank maintained by Continental Stock Transfer & Trust Company.	$123,875,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $125,000,000 of net proceeds held in trust will be invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the
	Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately ten (10) trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full; provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account in an amount necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Murray C. Huneke	47	Chairman of the Board of Directors
Dana D. Messina	46	Chief Executive Officer and Director
Edward J. Latessa	45	President
Ted Tawinganone	30	Chief Financial Officer
Ronald Snyder	51	Director
Chad A. Jacobs	43	Director
Edward Bartholemy	49	Director
Alice Elliot	51	Director

Murray C. Huneke has served as our chairman of the board of directors since November 2007. Since February 2002, Mr. Huneke has served as a Managing Director and Co-Head of Investment Bankingat Piper Jaffray, Inc., which he joined in 2002 as head of its Consumer Group. In more than 18 years as a consumer sector investment banker, Mr. Huneke has been involved in numerous transactions for restaurant, retailing and consumer product companies. He is experienced in the full range of investment banking activities, including public offerings, private placements of equity and debt, mergers and acquisitions and other advisory assignments. From March 1994 to August 2000, Mr. Huneke served in the Consumer Group at Banc of America Securities/Montgomery Securities, where he was most recently head of its restaurant investment banking practice. Mr. Huneke started his investment banking career at Alex Brown & Sons, Inc. in 1987 in Baltimore where he covered the firm’s retailing and other consumer clients. Prior to attending college, he worked in retail merchandising and management for Nordstrom. Mr. Huneke graduated from Stanford University and received a MBA degree from Harvard Business School.

Dana D. Messina has served as ourchief executive officer and member of our board of directors since November 2007. Since August 1993, Mr. Messina has served as the Chief Executive Officer of Steinway Musical Instruments, Inc. (NYSE: LVB). Since November 1999, Mr. Messina has been a partner of Aria Partners, a private investment firm that he founded. Since 1994, Mr. Messina has also been a principal of Kirkland Messina, Inc., a private investment company. From 1990 to 1994, Mr. Messina was a Senior Vice President at Dabney Resnick, a Los Angeles-based investment bank, where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, Mr. Messina was employed as a Senior Vice President in the High Yield Bond Department at Drexel Burnham Lambert. He participated in leveraged buyouts and other financings for a wide range of companies. Mr. Messina graduated magna cum laude from Tufts University with a degree in mechanical engineering, and received a Masters of Business Administration from Harvard Business School.

Edward J. Latessa has been our president since November 2007. Since July 2003, Mr. Latessa has served as a Managing Partner and Portfolio Manager of Aria Partners. He has over 20 years of experience in the retail and investment management industry. From 1991 to July 2003, Mr.Latessa served as president and Chief Executive Officer of The Latessa Corp., a real estate consulting firm. From 1988 to July 2003, Mr. Latessa participated in a significant number of new shopping center developments throughout the United States. From 1993 to July 2003, Mr. Latessa also worked as a retail real estate consultant and advised various retailers, including the Simon Property Group, the Gap, Inc., Donaldson, Lufkin & Jenrette, and Madison Marquette Realty services. Mr. Latessa graduated from Boston University.

Ted Tawinganone, CFA, CPA has served as our chief financial officer and secretary since November 2007. Since July 2004, he has served as a research analyst at Aria Partners. From 1999 to July 2004, Mr. Tawinganone was employed by Deloitte and Touche, LLP as a manager in the Assurance and Advisory division, serving clients in the financial services industry. Mr. Tawinganone is a Certified Public Accountant in the state of California and a Chartered Financial Analyst. He is a member of the Los Angeles

Society of Financial Analysts. He graduated with honors from Loyola Marymount University with a degree in Accounting and received a Masters in Business Administration with honors from the Anderson School at the University of California, Los Angeles.

Ronald Snyder has served as a member of our board of directors since February 2008. Since January 2005, Mr. Snyder has served as the Chief Executive Officer and a director of Crocs, Inc. (NASDAQ: CROX), a designer, manufacturer, and marketer of footwear for men, women, and children. Since June 2004, Mr. Snyder served as President and a director of Crocs, Inc. and served as a consultant to such company from October 2003 to June 2004. From March 2004 to December 2004, he was the Chief Executive Officer of Vinci Corporation, a home theater equipment company. From April 2000 to December 2003, Mr. Snyder served as the president and senior vice president of Flextronics International Ltd. (NASDAQ: FLEX), an electronics equipment manufacturer, where he was most recently President of the Flextronics Design division. Mr. Snyder joined Flextronics upon its acquisition of The Dii Group, Inc., of which he was a founder and officer and where he had previously led various groups, including manufacturing operations, mergers and acquisitions, and sales and marketing. Mr. Snyder graduated from the University of Colorado and received BS in accounting and finance in 1980.

Chad A. Jacobs has served as a member of our board of directors since February 2008. Mr. Jacobs has served since October 1998 as the Co-Chief Executive Officer of Integrated Corporate Relations (ICR), which he co-founded. ICR is a leading financial communications consulting firm specializing in investor relations and corporate communications. ICR was recently named one of the top 15 independent firms in the country by PR Week. Consumer clients have included companies such as Quicksilver, Chipotle, J. Crew, Lululemon Athletica and Ulta Salon, Cosmetics & Fragrance. Mr. Jacobs graduated in 1986 from College of the Holy Cross with a BA in economics and received his MBA from the University of Connecticut in 1992.

Edward Bartholemy has served as a member of our board of directors since February 2008. Since April 2005, Mr. Bartholemy has served as the President of Paul Fleming Restaurants, a restaurant holding and concept development company. From May 1994 until April 2005, Mr. Bartholemy served as the Chief Financial Officer of SWH Corporation (d/b/a Mimi’s Cafe). Mr. Bartholemy has 23 years of experience in finance in the foodservice industry. He also serves as a director of Z’Tejas, Inc. and Habit Restaurants, LLC, both private companies in the food industry. Mr. Bartholemy was a certified accountant. He received a B.S. in accounting from California State University Long Beach in 1981 and an MBA in finance from the University of California, Los Angeles, in 1985.

Alice Elliot has served as a member of our board of directors since February 2008. Since December 1985, Ms. Elliot has served as President and Chief Executive Officer of Elliot Associates, Inc. an executive search company dedicated to the hospitality, foodservice, manufacturing, distribution and retail industries. Ms. Elliot is also the founder of The Elliot Group, LLC and Elliot Productions, both entities that support the executive search efforts of Elliot Associates, Inc. Most recently, Ms. Elliot co-founded The Elliot Leadership Institute, a not-for-profit organization dedicated to executive leadership development and advancement in the foodservice and hospitality industries. Ms. Elliot was an early board member of the Women’s Foodservice Forum, a founding member of the Multicultural Foodservice and Hospitality Alliance and serves as a member of the advisory board of the Norman E. Brinker Institute for hospitality and restaurant management. She is known throughout the industries her firm serves as a thought provoking leader. Ms. Elliot graduated magna cum laude with a bachelor’s degree in history from the University of Colorado in 1978.

Number and Terms of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Edward Bartholemy and Alice Elliot, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Chad A. Jacobs and Ronald Snyder, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Murray Huneke and Dana D. Messina, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

None of our officers or directors has been or currently is a principal of, or affiliated with, a blank check company.

Executive Compensation

No executive officer or director has received or earned, been awarded or paid, any compensation for any services rendered in all capacities and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates prior to or in connection with the combination of a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses. Our audit committee of the board will review and approve all reimbursements of out-of-pocket expenses to our officers, directors and existing stockholders. Reimbursement of expenses to audit committee members will be reviewed by the board with any interested director abstaining from such review and approval. To the extent that out-of-pocket expenses exceed the available proceeds not deposited in the trust, such out-of-pocket expenses will not be reimbursed by us unless we consummate a business combination. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Aria Partners GP, LLC, an affiliate of Dana D. Messina, our chief executive officer and a member of our board of directors, Edward J. Latessa, our president, and Ted Tawinganone, our chief financial officer, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement is being agreed to by Aria Partners GP, LLC for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Ronald Snyder, Chad A. Jacobs, Edward Bartholemy and Alice Elliot will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Board Committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a corporate code of conduct and ethics that governs the conduct of our directors and officers.

Audit Committee

Upon completion of this offering, our audit committee will consist of Messrs. Snyder, Bartholemy and Jacobs. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Bartholemy qualifies as an “audit committee financial expert,” as such term is defined by Securities and Exchange Commission rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

On completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Snyder and Bartholemy and Ms. Elliot, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors and officers in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Accordingly, we may not be presented with a particular investment or business opportunity (including a potential business combination).
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	Since our officers and directors directly and indirectly own shares of our common stock and warrants which will be released from escrow only if a business combination is successfully completed and own warrants which will expire worthless if a business combination is not consummated, our officers and directors may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of our officers and directors may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock and warrants.
•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•	Certain members of our executive management may enter into consulting and employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for services they would render to the combined company after the consummation of a business combination. We do not have a policy that prohibits our officers and directors from pursuing or negotiating such agreements in connection with a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination timely.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table sets forth the names of our officers and directors and their current affiliations that may present a conflict of interest with our goals and objectives. Our officers and directors have pre-existing fiduciary and contractual obligations to these entities and their clients and they may be prohibited from presenting business opportunities to us before presenting such opportunities to these entities and their clients.

Individual	Entity	Affiliation
Murray C. Huneke	Piper Jaffray	Managing Director, Co-Head of Investment Banking
Dana D. Messina	Steinway Musical Instruments, Inc. Aria Partners	Director Managing Partner
Edward J. Latessa	Aria Partners	Managing Partner
Ted Tawinganone	Aria Partners	Research Analyst
Ronald Snyder	Crocs, Inc.	Chief Executive Officer and Director
Chad A. Jacobs	Integrated Corporate Relations	Co-Chief Executive Officer
Edward Bartholemy	Paul Fleming Restaurants Z’Tejas, Inc. Habit Restaurants, LLC	President Director Director
Alice Elliot	Elliot Associates, Inc.	Chief Executive Officer and President

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Murray C. Huneke is a Managing Director and Co-Head of Investment Banking at Piper Jaffray. Piper Jaffray undertakes a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals, and for its own account. Accordingly, there may be situations in which Piper Jaffray has an obligation or an interest, either itself or on behalf of a client, that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Piper Jaffray.

Some of these potential conflicts are described below. In considering them, you should understand that:

•	Mr. Huneke and certain other persons who may make decisions for us are not independent from Piper Jaffray, have other responsibilities (including investment banking responsibilities) within Piper Jaffray, report to individuals responsible for such other business activities within Piper Jaffray and may have an economic interest in the success of Piper Jaffray separate and apart from their economic interest in our company. Mr. Huneke will concurrently work for and receive compensation relating to investment banking or other activities at Piper Jaffray. While his equity interests in us may incentivize them to benefit us, the compensation from investment banking or other Piper Jaffray activities may incentivize them to serve the interests of Piper Jaffray’s investment banking business and its clients, or other Piper Jaffray businesses.
•	Conflicts related to the allocation of potential business opportunities to us will be considered and resolved on a case-by-case and discretionary basis at the discretion of Piper Jaffray, in consultation with Mr. Huneke. While this process will consider our interests, investors should assume that conflicts will be resolved in a manner determined to be in the overall best interests of Piper Jaffray including its various client businesses and relationships. Accordingly, investors should be aware that conflicts will not necessarily be resolved in our favor of the company’s interests.
•	Other clients of Piper Jaffray’s advisory business may also compete with us for investment opportunities meeting our investment objectives. If Piper Jaffray is engaged to act for any such clients, we may be precluded from pursuing such opportunities.
•	Investment ideas generated within Piper Jaffray, including by Mr. Huneke may be suitable for us and for an investment banking client or a current or future Piper Jaffray internal investment vehicle, and may be directed to such client or investment vehicle rather than to us.
•	Piper Jaffray’s advisory business may also be engaged to advise the seller of a company or of assets that would qualify as an investment opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the business or assets. If we are permitted to pursue the opportunity, Piper Jaffray’s interests or its obligations to the seller will diverge from our interests.

Dana D. Messina has a pre-existing fiduciary obligation to Steinway Musical Instruments, Inc. as he is an officer and director of such entity. Dana D. Messina and Edward J. Latessa are managing partners of Aria Partners and, accordingly, they have fiduciary obligations to such entity and their related funds. Ronald Snyder has a pre-existing fiduciary duty to Crocs, Inc. as he is the Chief Executive Officer and a director of such entity. Edward Bartholemy has a pre-existing fiduciary duty to Paul Fleming Restaurants as he is the President of such entity. Mr. Bartholemy also has a fiduciary duty to Z’Tejas, Inc. and Habit Restaurants, LLC, as he is a director of such entities. Chad A. Jacobs has a pre-existing fiduciary duty to Integrated Corporate Relations as he is the Co-Chief Executive Officer of such entity. Alice Elliot has a pre-existing fiduciary duty to Elliot Associates, Inc. as she is the Chief Executive Officer and President of such entity. Following this offering, our officers and directors will continue their affiliations with such companies with which we may have potential conflicts of interest.

Accordingly, due to these affiliations, each of our directors and officers may have a fiduciary obligation to present potential business opportunities to such entities in addition to or in lieu of presenting them to us which could cause additional conflicts of interest. Although we will not pursue a business combination with any company that is currently a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity funds or investment companies with which our existing stockholders, officers or directors are affiliated, and while we do not intend to do so with respect to any such future portfolio or affiliated companies, we are not prohibited from pursuing such a transaction with a future portfolio or affiliated company. In the event that we seek to complete a business combination with an entity which is affiliated with any of our existing stockholders, officers or directors, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in the units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. However, they have agreed that they will vote all such shares in favor of our initial business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into our initial business combination with an entity affiliated with any of our existing stockholders. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 21, 2008, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering and Private Placement		After Offering and Private Placement(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock
Aria Equity Partners, LLC	1,601,934	37.31%	1,382,778	8.5%
PJC Consumer Partners Acquisition I, LLC(4)	1,601,934	37.31%	1,382,778	8.5%
Piper Jaffray Companies(4)	1,601,934	37.31%	1,382,778	8.5%
BCM Equity Partners II, LLC	889,963	20.73%	768,210	4.7%
Dana D. Messina(5)	1,601,934	37.31%	1,382,778	8.5%
Murray C. Huneke(6)	184,222	4.29%	159,019	1.0%
Edward J. Latessa(7)	16,019	*	13,828	*
Ted Tawinganone(8)	16,019	*	13,828	*
Ronald Snyder(9)	50,000	1.3%	50,000	*
Chad A. Jacobs(10)	50,000	1.3%	50,000	*
Edward Bartholemy(11)	50,000	1.3%	50,000	*
Alice Elliot(12)	50,000	1.3%	50,000	*
Michael Rapoport(13)	889,963	20.73%	768,210	4.7%
All our officers and directors as a group (8 individuals)	2,018,194	47.0%	1,769,453	10.9%

*	less than 1%
(1)	Unless otherwise indicated, the primary business address of each of the individuals is 11150 Santa Monica Blvd., Suite 700, Los Angeles, California 90025.
(2)	These amounts do not include the shares of common stock underlying the founder warrants.
(3)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture of an aggregate of 560,065 shares by our existing stockholders.
(4)	PJC Consumer Partners Acquisition I, LLC is the record holder of 1,601,934 shares of our common stock. PJC Consumer Partners Acquisition I, LLC is controlled by Piper Jaffray Companies, which holds voting and investment power with respect to the 1,601,934 shares of our common stock held by PJC Consumer Partners Acquisition I, LLC. As a result, Piper Jaffray Companies may be deemed to beneficially own all the 1,601,934 shares of our common stock held by PJC Consumer Partners Acquisition I, LLC. Piper Jaffray Companies holds 60.0% of the membership interests of PJC Consumer Partners Acquisition I, LLC. Piper Jaffray Companies disclaims beneficial ownership of any shares of our common stock in which it does not have a pecuniary interest. 40.0% of the membership interests of PJC Consumer Partners Acquisition I, LLC are owned by individual employees of Piper Jaffray who, with the exception of Mr. Huneke, are not our directors or officers or stockholders that represent 5% or greater of our outstanding shares of common stock. The business address of Piper Jaffray Companies is 800 Nicollet Mall, Minneapolis, MN 55402.

(5)	Dana D. Messina is our chief executive officer and a member of our board of directors. Aria Equity Partners, LLC is controlled by Mr. Messina, who holds voting and investment power with respect to the 1,601,934 shares of our common stock held by Aria Equity Partners, LLC. As a result, Mr. Messina may be deemed to beneficially own all the 1,601,934 shares of our common stock held by Aria Equity Partners, LLC. Mr. Messina holds 97.0% of the membership interests of Aria Equity Partners, LLC. Mr. Messina disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(6)	Mr. Huneke is the chairman of our board of directors. Reflects the ownership by Mr. Huneke of 11.5% of the membership interests of PJC Consumer Partners Acquisition I, LLC, which is the record holder of 1,601,934 shares of our common stock. Accordingly, Mr. Huneke may be deemed to own 184,222 shares of our common stock.
(7)	Mr. Latessa is our president. Reflects the ownership by Mr. Latessa of 1% of the membership interests of Aria Equity Partners, LLC, which is the record holder of 1,601,934 shares of our common stock. Accordingly, Mr. Latessa may be deemed to own 16,019 shares of our common stock.
(8)	Mr. Tawinganone is our chief financial officer and secretary. Reflects the ownership by Mr. Tawinganone of 1.0% of the membership interests of Aria Equity Partners, LLC, which is the record holder of 1,601,934 shares of our common stock. Accordingly, Mr. Tawinganone may be deemed to own 16,019 shares of our common stock.
(9)	Mr. Snyder’s business address is 6328 Monarch Park Place, Niwot, Colorado 80503.
(10)	Shares owned by Equity Services, LLC. Mr. Jacobs shares voting and dispositive power with respect to the shares of common stock owned by Equity Services, LLC. Mr. Jacobs disclaims beneficial ownership of any shares of common stock in which he does not have a pecuniary interest. Mr. Jacobs’s business address is 450 Post Road East, Westport, Connecticut 06880.
(11)	Mr. Bartholemy’s business address is 5110 N. 40th Street, Suite 244, Phoenix, Arizona 85018.
(12)	Shares owned by Elliot-Herbst LP, which is controlled by Alice Elliot. Ms. Elliot’s business address is 505 White Plains Road, Suite 228, Tarrytown, New York 10591.
(13)	BCM Equity Partners II, LLC is an affiliate of Broadband Capital Management, LLC, the underwriter of this offering. BCM Equity Partners II, LLC is the record holder of 889,963 shares of our common stock. BCM Equity Partners II, LLC is controlled by Mr. Rapoport, who holds voting and investment power with respect to the 889,963 shares of our common stock held by BCM Equity Partners II, LLC. As a result, Mr. Rapoport may be deemed to beneficially own all the 889,963 shares of our common stock held by BCM Equity Partners II, LLC. Mr. Rapoport holds 84.994% of the membership interests of BCM Equity Partners II, LLC. Mr. Rapoport disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest. The business address of BCM Equity Partners, LLC is 712 Fifth Avenue, 49th Floor, New York, New York 10019.

We have a right to cancel up to 560,065 shares of common stock held by our existing stockholders in the event that the underwriters do not exercise all or a portion of its over-allotment option. We have agreed with the underwriters to exercise this right if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 937,500 additional units to cover over-allotments or the exercise in full by the underwriters of such option. In accordance with our agreement with the underwriters, we will exercise this right to cancel shares only in an amount sufficient to cause the existing stockholders to maintain control over 23% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

None of our other existing stockholders, officers and directors has indicated to us that it, he or she intends to purchase units in the offering. Assuming no securities are purchased, in the offering by the foregoing persons, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 23% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

All of the shares of our common stock outstanding prior to the date of this offering and all of the founder warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The founder warrants will not be released from escrow until the consummation of a business combination. The shares of common stock held in escrow will not be released until the earliest of:

•	the expiration of one year after a business combination is completed;
•	our liquidation; or
•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares and founder warrants will not be able to sell or transfer their securities except to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity or otherwise as provided in the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

We consider Messrs. Messina, Huneke, Latessa and Tawinganone to be our “promoters” as defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2007, we issued 4,293,831 shares of our common stock to the individuals or entities set forth below for $29,870 in cash, at a purchase price of approximately $0.007 share, as follows:

Name	Number of Shares	Relationship to Us
Aria Equity Partners, LLC	1,680,195	Stockholder
PJC Consumer Partners Acquisition I, LLC	1,680,195	Stockholder
BCM Equity Partners II, LLC	933,441	Affiliate of Underwriter

Up to 560,065 of such shares are subject to forfeiture on a pro rata basis, without return of their invested capital, if the underwriters’ over-allotment option is not exercised in full.

On February 21, 2008, Aria Equity Partners, LLC transferred at cost 50,000 shares to Ronald Snyder and 28,261 shares to Equity Services, LLC, an affiliate of Chad A. Jacobs. On that same date, PJC Consumer Partners Acquisition I, LLC transferred at cost 21,739 shares to Equity Services, LLC, 6,522 shares to Edward Bartholemy and 50,000 shares to Elliot-Herbst LP, an entity controlled by Alice Elliot. In addition, on that same date, BCM Equity Partners II, LLC transferred at cost 43,478 shares to Edward Bartholemy.

If the 560,065 shares of common stock held by our existing stockholders referred to above are forfeited, on the date of such forfeiture we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,896 for all 560,065 shares). Upon receipt, such forfeited shares would then be immediately canceled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effected in order to maintain our existing stockholders’ ownership at 23%.

PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 5,000,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $7.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable, except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination. Further, the founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The “value” will be determined using the average reported last sale price of the common stock for the ten (10) trading days ending on the third business day prior to the notice of exercise by the warrant holders. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

The holders of our initial shares of common stock issued and outstanding on the date of this prospectus, the founder warrants and the securities underlying the founder warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Aria Partners GP, LLC, an affiliate of Dana D. Messina, our chief executive officer and a member of our board of directors, Edward J. Latessa, our president, and Ted Tawinganone, our chief financial officer, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement is being agreed to by Aria Partners GP, LLC for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

Aria Equity Partners, LLC and PJC Capital, LLC have each advanced us $142,500, for a total of $285,000, as of the date of this prospectus to cover expenses related to this offering. The loans will be payable without interest on the earlier of November 15, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not placed in trust.

We will reimburse our officers, directors and existing stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with Aria Partners GP, LLC, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or in connection with the consummation of the business combination. Our audit committee will review and approve all payments made to our existing stockholders, officers, directors and affiliates, other than the payment of an aggregate of $7,500 per month to Aria Partners GP, LLC for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel. In addition, any transaction with related persons will be approved by our audit committee and the policies and procedures for their review, approval and ratification are set forth in the audit committee charter.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 4,293,831 shares of common stock are outstanding, held by three record holders. If the underwriters’ over-allotment option is not exercised in full, up to 560,065 of such shares are subject to forfeiture. No shares of preferred stock are currently outstanding.

Units

Each unit consists of two shares of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately ten (10) days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of such Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to such Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders, except that they will be required to vote in favor of our dissolution and liquidation.

Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed below. This is different from the traditional blank check company structure and makes it more likely that a business combination will be approved.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Pursuant to our amended and restated amended and restated certificate of incorporation, if we do not consummate a business combination by , 2010 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants Issued as Part of This Offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, without the consent of the underwriters, at any time commencing on the later of:

•	the completion of a business combination; or
•	one year from the date of this prospectus.

The warrants will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately ten (10) trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

We may call the warrants, other than the founder warrants, for redemption at any time after they become exercisable:

•	in whole and not in part;
•	at a price of $.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, after the expiration of one year after the completion of a business combination, the reported last sale price of the common stock equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available throughout the 30-day notice of redemption period.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and in no event will we be required to net cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. A purchaser of a unit may pay the full unit purchase price solely for the shares underlying the unit (since the warrants may expire worthless). Because the founders’ warrants sold in the pre-offering private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the founders’ warrants are exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder Warrants

PJC Consumer Partners Acquisition I, LLC, an affiliate of Piper Jaffray, and certain funds managed by Aria Partners GP, LLC have agreed to purchase from us, in a private placement that will occur immediately prior to this offering, an aggregate of 5,000,000 founder warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $7.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public stockholders. All such founder warrants will be identical to the warrants offered in this offering, except that, (i) the founder warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (ii) the founder warrants will not be redeemable by us so long as they are held by the purchasers or their affiliates and (iii) none of the founder warrants will be transferable or salable, except for transfers to persons or entities controlling, controlled by, or under common control with such entity, or to any stockholder, member, partner or limited partner of such entity, which will be subject to the same transfer restrictions until after we complete a business combination. Further, the founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The “value” will be determined using the average reported last sale price of the common stock for the ten (10) trading days ending on the third business day prior to the notice of exercise by the warrant holders. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,375,000 shares if the over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to , 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if, following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 143,750 if the underwriters’ exercise their over-allotment option in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our existing shareholders will be able to sell their shares and founder warrants (and underlying shares of common stock) freely without registration one year after we have completed our initial business combination.

Registration Rights

The holders of our issued and outstanding shares of common stock on the date of this prospectus, the founder warrants, and the securities underlying the founder warrants and any other securities acquired by such holders in this offering will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these securities are not entitled to more than three such demands in the aggregate. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Shares Subject to Surrender and Cancellation

We have a right to cancel up to 560,065 shares of common stock held by our existing stockholders in the event that the underwriters do not exercise all or a portion of its over-allotment option. We have agreed with the underwriters to exercise this right if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 937,500 additional units to cover over-allotments or the exercise in full by the underwriters of such option. In accordance with our agreement with the underwriters, we will exercise this right to cancel shares only in an amount sufficient to cause the existing stockholders to maintain control over 23% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;
•	prohibition against completing a business combination if 30% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;
•	the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of our trust account in lieu of participating in a proposed business combination (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);
•	a requirement that in the event we do not consummate a business combination within 24 months after the consummation of this offering, our corporate existence shall cease except for the purpose of dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us; and
•	limitation on stockholders’ rights to receive a portion of our trust account so that they may only receive a portion of our trust account upon liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their conversion rights.

Our amended and restated certificate of incorporation prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the approval of holders of 95% of the shares issued in this offering. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of us to our stockholders and that investors will make an investment in us relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions without the vote of holders of 95% of the shares issued in this offering.

Listing

Our units have been approved for listing on the American Stock Exchange under the symbol “___” and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols “___” and “___.WS,” respectively. Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	Shareholders equity of at least $4.0 million;
•	Total market capitalization of at least $50.0 million;
•	Aggregate market value of publicly held shares of at least $15.0 million;
•	Minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and
•	a minimum market price of $2.00 per unit.

In addition, the corporate governance rules of The American Stock Exchange require that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Pursuant to such rules, we must also have an audit committee which will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Broadband Capital Management, LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Broadband Capital Management, LLC
Chardan Capital Markets, LLC
Total	6,250,000

In connection with our organization, we issued 889,963 shares of our common stock to BCM Equity Partners II, LLC, an affiliate of Broadband Capital Management LLC, the underwriter of this offering and a member of the Financial Industry Regulatory Authority (“FINRA”). As a result, Broadband may be deemed to have a “conflict of interest” under Rule 2710(h)(1) of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with Rule 2720(c)(3) of FINRA’s Conduct Rules, which requires that the initial public offering price can be no higher than that recommended by a “qualified independent underwriter,” as deinfed by FINRA. In view of such conflicts of interest, the offering is being conducted in accordance with the rules of FINRA, and Chardan Capital Markets LLC (“Chardan”) will serve in capacity of “qualified indepdent underwriter” and will perform due diligence investigations and review and participate in the preparation of the registration statement of which this prospects forms a part. We have agreed to pay Chardan a fee of $200,000 in consideration for its services and expenses. Chardan will receive no other compensation.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $ per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. In determining the size of the offering, management held organizational meetings with the representative of the underwriters with respect to the state of the capital markets generally and the amount that the underwriters believed they could raise on their behalf. Factors considered in determining the size of the offering and the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of similar blank check companies, including the size of such offerings;
•	our prospects for acquiring an operating customer products and retail business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 937,500 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Total
	Per Unit	Without Option	With Option
Public offering price	$20.00	$125,000,000	$143,750,000
Discount	$0.20	$1,250,000	$1,437,500
Proceeds before expenses(1)	$19.80	$123,750,000	$142,312,500

(1)	The offering expenses are estimated to be approximately $670,000.

We have agreed to reimburse the Underwriters for expenses incurred by it in connection with the investigative background search for each officer as part of its due diligence of our management, which expense reimbursement will be deemed additional compensation under FINRA Rule 2710.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms; provided, however that upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and the Company. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions.  In connection with the offering, the underwriters may make short sales of the issuer’s shares and may purchase the issuer’s shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriter’s overallotment option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our stock or preventing or retarding a decline in the market price of our stock. As a result, the price of the stock may be higher than the price that might otherwise exist in the open market.

Penalty Bids.  The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

December 31, 2007

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

INDEX TO FINANCIAL STATEMENTS

Period from October 22, 2007 (Inception) to December 31, 2007

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Consumer Partners Acquisition Corp.

We have audited the accompanying balance sheet of Consumer Partners Acquisition Corp. (a corporation in the development stage) (the “Company”) as of December 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from October 22, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consumer Partners Acquisition Corp. (a corporation in the development stage) as of December 31, 2007, and the results of its operations and its cash flows for the period from October 22, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

February 4, 2008
Roseland, New Jersey

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEET

December 31, 2007
ASSETS
Current asset, cash	$239,006
Other assets, deferred offering costs	108,277
Total assets	$347,283
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$420
Accounts payable	32,413
Notes payable, stockholders	285,000
Total current liabilities	317,833
Commitments
Stockholders' equity:
Common stock, $.0001 par value, authorized 50,000,000 shares; 4,293,831 shares issued and outstanding	429
Additional paid-in capital	29,441
Deficit accumulated during the development stage	(420)
Total stockholders' equity	29,450
Total liabilities and stockholders' equity	$347,283

The accompanying notes are an integral part of the financial statements.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
Period from October 22, 2007 (Inception) to December 31, 2007

Revenues	$—
Formation and operating costs	420
Net loss	$(420)
Weighted average number of common shares outstanding, basic and diluted	1,632,865
Net loss per common share, basic and diluted	$(0.00)

The accompanying notes are an integral part of the financial statements.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDERS' EQUITY
Period from October 22, 2007 (Inception) to December 31, 2007

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage Development	Total Stockholders' Equity
Common shares issued to Founders on December 5, 2007	4,293,831	$429	$29,441	$—	$29,870
Net loss	—	—	—	(420)	(420)
Balances, at December 31, 2007	4,293,831	$429	$29,441	$(420)	$29,450

The accompanying notes are an integral part of the financial statements.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
Period from October 22, 2007 (Inception) to December 31, 2007

Cash flows from operating activities
Net loss	$(420)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Accrued expenses	420
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from notes payable, stockholders	285,000
Proceeds from issuance of common stock	29,870
Payment of costs associated with Proposed Offering	(75,864)
Net cash provided by financing activities	239,006
Net increase in cash	239,006
Cash, beginning of period	—
Cash, end of period	$239,006
Supplemental schedule of noncash financing activities:
Accrual of deferred offering costs	$32,413

The accompanying notes are an integral part of the financial statements.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Consumer Partners Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on October 22, 2007. The Company was formed to acquire an operating business or assets or several operating businesses or assets (a “Business Combination”) through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies.

At December 31, 2007, the Company had not yet commenced any operations. All activity through December 31, 2007 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2 and a proposed private placement (“Private Placement”), to occur immediately prior to the Proposed Offering, which is discussed in Note 5. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include an operating business that provides services and a “business combination” shall mean the acquisition by the Company of such a target business.

The Company’s efforts in identifying a prospective business target will not be limited to a particular industry, although management intends to initially focus on consumer products and retail businesses.

Upon the closing of the Proposed Offering and Private Placement, $125,000,000 or 100% of the proceeds of this offering ($20.00 per Unit) will be placed in a trust account and will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, in order to comply with certain exemptions under the Investment Company Act. This amount will also include $5,000,000 of net proceeds from the Private Placement in which the members of the existing stockholders will purchase 5,000,000 warrants (“Founder Warrants”). The proceeds will be held and invested until the earlier of (i) the completion of a initial business combination or (ii) the liquidation of the Company. In addition, interest earned on the funds in the trust account can be released to the Company in an amount to pay our income or other tax obligations, including Delaware franchise taxes. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the $3,080,000 of net proceeds of this offering not held in the trust account.

The initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the Company’s net assets at the time of the business combination. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the business combination and (ii) Public Stockholders owning 30% or more of the shares sold in the Proposed Offering do not vote against the business combination and exercise their conversion rights. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their respective shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the Public Stockholders with respect to any business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable. This voting arrangement shall not

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies  – (continued)

apply to shares included in the units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. However, there is no assurance that the Company will be able to successfully effect a business combination.

Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. If less than 30% of the stockholders exercise their conversion rights, the Company may be unable to consummate a business combination if such conversion leaves the Company with funds with a fair market value less of than 80% of its net assets at the time of such acquisition, which amount is required as a condition to the consummation of an initial business combination. In such event, the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.

Pursuant to the Company’s amended and restated certificate of incorporation, public stockholders voting against a business combination that is approved will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their pro rata share, net of interest that may be released to the Company as described above to fund working capital requirements and pay any tax obligations, if the business combination is approved and consummated. If the business combination is not approved or completed for any reason, then the public stockholders voting against the business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such stockholders would only be entitled to convert their shares in the event that they vote against a business combination that is duly approved by our stockholders and subsequently completed, or in connection with our dissolution and liquidation. The Company views this requirement as an obligation to its stockholders and will not take any action to amend or waive this provision in its amended and restated certificate of incorporation. The Company’s existing stockholders will not be able to convert their shares of common stock, even shares acquired in the Proposed Offering or the aftermarket, into a pro rata share of the trust account under these circumstances.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $10.00 per share (or approximately $9.99 per share if the over-allotment option is exercised in full). Since the initial conversion price may be less than the $20.00 per Unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If the Company has not consummated a business combination with 24 months from the date of the prospectus, its corporate existence will cease by operation of law and the Company will promptly distribute only to its Public Stockholders (including its existing stockholders to the extent they have purchased shares in the Proposed Offering or in the aftermarket) the amount in its trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies  – (continued)

Development Stage Company

The Company complies with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share.” Net loss per common share, basic and diluted, is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period.

The Company reported a net loss for the period from October 22, 2007 (date of inception) to December 31, 2007 and, as a result, diluted loss per ordinary shares is the same as basic for the period, as any potential dilutive securities would reduce the loss per ordinary share and become anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 6,250,000 units (“Units”) at a maximum offering price of $20.00 per Unit. Each Unit consists of two shares of the Company’s common stock, $.0001 par value, and one warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing the later of the completion of a business combination with a target business or one year from the date of the prospectus and expiring four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $15.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. If the Company is unable to deliver registered shares for the warrant conversion then the warrants would expire worthless.

3. Deferred Offering Costs

The Company complies with the requirements of the SEC SAB Topic 5A — “Expenses of Offering”. Deferred offering costs consist principally of fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

4. Income Taxes

The Company complies with the FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.

In accordance with SFAS No. 109, “Accounting for Income Taxes”, deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has not begun its trade or business for U.S. tax purposes and accordingly it could not yet recognize losses for expenditures. As a result, a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance. The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

5. Related Party Transactions

PJC Consumer Acquisition I, LLC, Aria Equity Partners, LLC, and the Company's independent directors, collectively with the underwriters (see next paragraph) (the “Founders”), have purchased an aggregate of 4,293,831 of the Company’s Founders’ shares for an aggregate price of $29,870 in a private placement. If the underwriters’ over-allotment option is not exercised in full, up to 560,065 of such shares are subject to forfeiture. Excluding the underwriters, PJC Consumer Acquisition I, LLC, Aria Equity Partners, LLC, and the Company's independent directors, have purchased an aggregate of 3,360,390 of the Company's Founders' shares for an aggregate price of $23,376 in a private placement. If the underwriters’ over-allotment option is not exercised in full, 438,312 of such shares are subject to forfeiture. Each of the Founders will agree to vote its Founders' common stock in the same manner as holders of a majority of the shares of the Company's common stock voted by the public stockholders at the special or annual meeting called for the purpose of approving the Company's initial Business Combination. As a result, none of the Founders will be able to exercise conversion rights with respect to the Founders' common stock. In addition, the Founders have agreed to waive their rights to participate in any liquidation distribution with respect to the Founders' common stock if the Company fails to consummate an initial Business Combination. All of the Founders' shares will be placed in escrow. Subject to limited exceptions, the Founders' common stock will be held in escrow until six months after the consummation of the Company's initial Business Combination

Immediately following the formation of the Company, an aggregate of 889,963 shares of Common Stock was issued to the underwriter for an aggregate consideration of $6,494, representing 5% of the number of shares outstanding following the public offering. If the underwriters’ over-allotment option is not exercised in full, 121,753 of such shares are subject to forfeiture.

The Company issued a $285,000 unsecured promissory note to PJC Capital, LLC and Aria Equity Partners, LLC. The loan evidenced thereby is non-interest bearing, unsecured and is due upon the earlier of (1) November 15, 2008 or (2) the consummation of the Proposed Offering. This loan will be repaid out of the proceeds of the Proposed Offering not placed in trust.

The Company presently occupies office space provided by Aria Partners GP, LLC. Aria Partners GP, LLC has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay Aria Partners GP, LLC $7,500 per month for such services.

PJC Consumer Acquisition I, LLC and certain funds managed by Aria Partners GP, LLC, which are comprised of Aria Select Consumer Fund LP, Aria Partners LP, Aria Partners II LP, Aria Partners (Cayman) Ltd. and Kata Ltd. (collectively the “Purchasers”) have agreed to purchase from the Company, in a private placement, 5,000,000 Founder Warrants simultaneously with the consummation of the Proposed Offering at a price of $1.00 per Warrant (an aggregate purchase price of $5,000,000) from the Company and not as part of the Proposed Offering. The Founder Warrants will be identical to the Warrants included in the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Founder Warrants may be exercised on a “cashless basis” so long as such securities are held by the Purchasers or their affiliates. Additionally, the Purchasers have agreed that the Founder Warrants will not be sold or transferred by them until after the Company has completed a Business Combination. The Company believes based on a review of the trading prices of public warrants of other blank check companies similar to the Company, that the purchase price of $1.00 per Founder Warrant would be not less than the approximate fair value of such warrants on the date of issuance. Therefore the Company believes it will not record stock-based compensation expense upon the sale of the Founder Warrants. However, the actual fair value of the Founder Warrant and any stock-based compensation expense will be determined at the date of issuance. In the event of a liquidation prior to Business Combination, the Founder Warrants will expire worthless. The Founder warrants will remain in escrow until they become exercisable.

CONSUMER PARTNERS ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

5. Related Party Transactions  – (continued)

The Founders' common stock and Founder warrants will be released from escrow earlier than as described above if, subsequent to the Company's consummation of its initial Business Combination, (A) the last sales price of the Company's common stock exceeds $15.00 per share for any 20 trading days within a 30 trading day period beginning 90 days after such Business Combination or (B) the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the Company's stockholders having the right to exchange, their shares of common stock for cash, securities, or other property. The Founder warrants will be exercisable on a cashless basis and will be nonredeemable by the Company, in each case, so long as they are held by the Company's Founders or their permitted transferees.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors. No shares of preferred stock are outstanding December 31, 2007.

7. Commitments and Contingencies

The Company may issue an additional 937,500 Units upon the exercise of a 45-day option granted to the underwriters to cover any over-allotments. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell over and above the 6,250,000 Units.

The Company is committed to pay the underwriters to the Proposed Public Offering a discount of $0.20 per Unit sold or 1% of the proposed offering gross proceeds at closing. No discount or commissions will be payable to the underwriters with respect to the founder warrants to be purchased in the private placement.

The holders of our initial shares of common stock issued and outstanding on the date of this prospectus, the Founder Warrants and the securities underlying the Founder Warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. The Company will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by the Company.

$125,000,000

CONSUMER PARTNERS ACQUISITION CORP.

6,250,000 Units

PROSPECTUS

Broadband Capital Management, LLC

, 2008

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	5,958
FINRA filing fee	19,906
Accounting fees and expense	100,000
Printing and engraving expenses	75,000
Legal fees and expenses	300,000
American Stock Exchange application and listing fees	70,000
Miscellaneous	$99,136	(2)
Total	$671,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the Company will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 plus an income distribution processing fee of $250 for acting as trustee, approximately $4,800 for acting as transfer agent of the Company’s common stock, approximately $2,400 for acting as warrant agent for the registrant’s warrants and approximately $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Officers and Directors.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Name of Stockholder	Number of Shares	Relationship to Us
Aria Equity Partners, LLC	1,680,195	Stockholder
PJC Consumer Partners Acquisition I, LLC	1,680,195	Stockholder
BCM Equity Partners II, LLC	933,441	Affiliate of Underwriter

Such shares were issued in December 12, 2007, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The shares issued to the entities above were sold for an aggregate offering price of $29,870, or approximately $0.007 per share. No underwriting discounts or commissions were paid with respect to such sales.

On February 21, 2008, Aria Equity Partners, LLC transferred at cost 50,000 shares to Ronald Snyder and 28,261 shares to Equity Services, LLC, an affiliate of Chad A. Jacobs. On that same date, PJC Consumer Partners Acquisition I, LLC transferred at cost 21,739 shares to Equity Services, LLC, 6,522 shares to Edward Bartholemy and 50,000 shares to Elliot-Herbst LP, an entity controlled by Alice Elliot. In addition, on that same date, BCM Equity Partners II, LLC transferred at cost 43,478 shares to Edward Bartholemy.

In addition, PJC Consumer Partners Acquisition I, LLC and funds managed by Aria Partners GP, LLC have committed to purchase from us 5,000,000 founder warrants at $1.00 per warrant (for an aggregate purchase price of $5,000,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and in each transaction, the purchaser represented, or will represent, that its intention is to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Each purchaser is either an officer or director of the company or has a pre-existing relationship with an officer or director. No underwriting discounts or commissions will be paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Selected Dealers Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation
3.2	By-laws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
5.1	Form of Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC
10.1	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Aria Equity Partners, LLC
10.2	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and PJC Consumer Partners Acquisition I, LLC

Exhibit No.	Description
10.3	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and BCM Equity Partners II, LLC
10.4	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Dana D. Messina
10.5	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Murray C. Huneke
10.6	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Edward J. Latessa
10.7	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Ted Tawinganone
10.8	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Ronald Snyder
10.9	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Chad A. Jacobs
10.10	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Edward Bartholemy
10.11	Form of Letter Agreement among the Registrant, Broadband Capital Management, LLC, as representative of the underwriters, and Alice Elliot
10.12	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.13	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Existing Stockholders
10.14	Form of Founder Warrant Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and PJC Consumer Partners Acquisition I, LLC, Aria Select Consumer Fund LP, Aria Partners LP, Aria Partners II LP, Aria Partners (Cayman) Ltd. and Kata Ltd.
10.15	Services Agreement between Aria Partners GP, LLC and the Registrant
10.16	Promissory Note, dated November 15, 2007 issued to Aria Equity Partners, LLC**
10.17	Promissory Note, dated November 15, 2007, issued to PJC Capital, LLC**
10.18	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders
10.19	Form of Founder Warrant Purchase Agreement between the Registrant and PJC Consumer Partners Acquisition I, LLC, Aria Select Consumer Fund LP, Aria Partners LP, Aria Partners II LP, Aria Partners (Cayman) Ltd. and Kata Ltd.
14.1	Code of Conduct and Ethics
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1)
24	Power of Attorney (included on signature page)
99.1	Audit Committee Charter
99.2	Nominating and Governance Committee Charter

*	To be filed by amendment
**	Previously filed

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:
(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on February 22, 2008.

CONSUMER PARTNERS ACQUISITION CORP.

By:	/s/ Dana D. Messina Dana D. Messina Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Consumer Partners Acquisition Corp., hereby severally constitute and appoint Dana D. Messina and Murray C. Huneke, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Dana D. Messina Dana D. Messina	Chief Executive Officer and Director (principal executive officer)	February 22, 2008
/s/ Murray C. Huneke Murray C. Huneke	Chairman of the Board	February 22, 2008
/s/ Ted Tawinganone Ted Tawinganone	Chief Financial Officer (principal financial and accounting officer)	February 22, 2008
/s/ Ronald Snyder Ronald Snyder	Director	February 22, 2008
/s/ Chad A. Jacobs Chad A. Jacobs	Director	February 22, 2008
/s/ Edward Bartholemy Edward Bartholemy	Director	February 22, 2008
/s/ Alice Elliot Alice Elliot	Director	February 22, 2008